Exhibit 10.44
Execution Version

UNCOMMITTED

MASTER REPURCHASE AGREEMENT

Dated as of August 10, 2018 between
AG MIT CREL II, LLC,

as Seller, and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Buyer

TABLE OF CONTENTS

Page

ARTICLE 1. APPLICABILITY 1
ARTICLE 2. DEFINITIONS 1
ARTICLE 3. INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION OF MATURITY DATE; EXTENSION OF REPURCHASE DATE 23
ARTICLE 4. MARGIN MAINTENANCE 40
ARTICLE 5. INCOME PAYMENTS AND PRINCIPAL PROCEEDS 41
ARTICLE 6. SECURITY INTEREST 43
ARTICLE 7. PAYMENT, TRANSFER AND CUSTODY 45
ARTICLE 8. SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS 48
ARTICLE 9. REPRESENTATIONS AND WARRANTIES 48
ARTICLE 10. NEGATIVE COVENANTS OF SELLER 59
ARTICLE 11. AFFIRMATIVE COVENANTS OF SELLER 60
ARTICLE 12. EVENTS OF DEFAULT; REMEDIES 71
ARTICLE 13. SINGLE AGREEMENT 76
ARTICLE 14. RECORDING OF COMMUNICATIONS 77
ARTICLE 15. NOTICES AND OTHER COMMUNICATIONS 77
ARTICLE 16. ENTIRE AGREEMENT; SEVERABILITY 77
ARTICLE 17. NON-ASSIGNABILITY 78
ARTICLE 18. GOVERNING LAW 79
ARTICLE 19. NO WAIVERS, ETC. 79
ARTICLE 20. USE OF EMPLOYEE PLAN ASSETS 79
ARTICLE 21. INTENT 79
ARTICLE 22. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS 81
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ARTICLE 23. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL 82
ARTICLE 24. NO RELIANCE 82

ARTICLE 25. INDEMNITY 83
ARTICLE 26. DUE DILIGENCE 84
ARTICLE 27. SERVICING 84
ARTICLE 28. MISCELLANEOUS 86

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USActive 47747992.15

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I Names and Addresses for Communications between Parties EXHIBIT I Form of Confirmation
EXHIBIT II Authorized Representatives of Seller EXHIBIT III-A Monthly Reporting Package EXHIBIT III-B Quarterly Reporting Package EXHIBIT III-C Annual Reporting Package
EXHIBIT IV Form of Custodial Delivery Certificate EXHIBIT V Form of Power of Attorney
EXHIBIT VI Representations and Warranties Regarding Individual Purchased Assets EXHIBIT VII Asset Information
EXHIBIT VIII Purchase Procedures EXHIBIT IX Form of Bailee Letter
EXHIBIT X Form of Margin Deficit Notice

EXHIBIT XI Form of U.S. Tax Compliance Certificates EXHIBIT XII UCC Filing Jurisdictions
EXHIBIT XIII Form of Future Funding Confirmation EXHIBIT XIV Form of Servicer Notice
EXHIBIT XV Form of Release Letter

EXHIBIT XVI Form of Covenant Compliance Certificate EXHIBIT XVII Form of Re-direction Letter
EXHIBIT XVIII Future Funding Advance Procedures

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UNCOMMITTED MASTER REPURCHASE AGREEMENT

MASTER REPURCHASE AGREEMENT, dated as of August 10, 2018, by and between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (“Buyer”) and AG MIT CREL II, LLC (“Seller”).

ARTICLE 1.
APPLICABILITY

From time to time the parties hereto may enter into transactions in which Seller and Buyer agree to the transfer from Seller to Buyer all of its rights, title and interest to certain Eligible Assets (as defined herein) or other assets and, in each case, the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer back to Seller such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, at no time shall Buyer be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Buyer.

ARTICLE 2. DEFINITIONS

“A-Note” shall mean the original promissory note, if any, that was executed and delivered in connection with the senior position of a Senior Mortgage Loan.

“Accelerated Repurchase Date” shall have the meaning specified in Article 12(b)(i) of this Agreement.

“Acceptable Attorney” means an attorney-at-law that has delivered at Seller’s request a Bailee Letter, with the exception of an attorney that is not satisfactory to Buyer.

“Accepted Servicing Practices” shall mean with respect to any applicable Purchased Asset, those mortgage loan or participation interest servicing practices of prudent mortgage lending institutions that service mortgage loans and/or participation interests of the same type as such Purchased Asset in the state where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.

“Act of Insolvency” shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any Insolvency Law, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making of a general assignment for the benefit of creditors; (v) the admission in writing by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person; (vii) the consent by such Person to the entry of an order for relief in an insolvency case under any Insolvency Law; or (viii) the taking of action by any such Person in furtherance of any of the foregoing.

“Advance Rate” shall mean, with respect to each Transaction and any Pricing Rate Period, the initial Advance Rate selected by Buyer for such Transaction on a case by case basis in its sole discretion as shown in the related Confirmation, which in any case shall not exceed the Maximum Advance Rate for the related Purchased Asset as specified in Schedule I attached to the Fee Letter (unless otherwise agreed to by Buyer and Seller as specified in the related Confirmation), as may be adjusted for a payment as may be required by operation of Article 10(l) or Article 11(aa) or as otherwise set forth herein.

“Affiliate” shall mean, when used with respect to any specified Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Affiliated Hedge Counterparty” shall mean JPMorgan Chase Bank, National Association, or any Affiliate thereof, in its capacity as a party to any Hedging Transaction with Seller.

“AG MIT” shall mean AG MIT, LLC, a Delaware limited liability company.

“Agreement” shall mean this Master Repurchase Agreement, dated as of August 10, 2018, by and between Seller and Buyer as such agreement may be modified or supplemented from time to time.

“Alternative Rate” shall have the meaning specified in Article 3(h) of this Agreement.

“Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

“AML Laws” shall mean any requirement of Law relating to economic sanctions, terrorism, money laundering and bank secrecy, including but not limited to sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by OFAC, the U.S. Department of State, EO13224 and the PATRIOT Act.

“Angelo Gordon” shall mean Angelo Gordon & Co., L.P., a Delaware limited partnership.

“Annual Reporting Package” shall mean the reporting package described on Exhibit III-C.

“Anti-Terrorism Laws” shall mean Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Asset:
“Applicable Spread” shall mean, with respect to a Transaction involving a Purchased

(i)with respect to any Purchased Asset and any Pricing Rate Period, so long as no Event of Default shall have occurred and be continuing, the incremental per annum rate (expressed as a number of “basis points”, each basis point being equivalent to 1/100 of 1%) specified in the Confirmation for such Purchased Asset, which is expected (but not required to) be within the applicable range specified for Purchased Assets of such type in Schedule I attached to the Fee Letter; provided, however, that with respect to any Eligible Asset to be purchased hereunder, the range of Applicable Spread shown in Schedule I attached to the Fee Letter are only indicative of the Applicable Spread available to Seller, and Buyer is not obligated to purchase any Eligible Asset at such Applicable Spread, and

(ii)after the occurrence and during the continuance of an Event of Default, the applicable incremental per annum rate described in clause (i) of this definition, plus 500 basis points (5.0%).

“Appraisal” shall mean, with respect to each Underlying Mortgaged Property, an appraisal of the related Underlying Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.

“Asset Due Diligence” shall have the meaning set forth in Article 3(b)(iv) hereof.

“Asset Information” shall mean, with respect to each Purchased Asset, the information set forth in Exhibit VII attached hereto.

“Assets” shall have the meaning specified in Article 1 of this Agreement.

“Assignee” shall have the meaning set forth in Article 17(a) hereof.

“Bailee Letter” shall mean a letter from an Acceptable Attorney or from a Title Company, or another Person acceptable to Buyer in its sole and absolute discretion, in the form attached to this Agreement as Exhibit IX, wherein such Acceptable Attorney, Title Company or other Person described above in possession of a Purchased Asset File (i) acknowledges receipt of such Purchased Asset File, (ii) confirms that such Acceptable Attorney, Title Company, or other Person acceptable to Buyer is holding the same as bailee of Buyer under such letter and (iii) agrees that such Acceptable Attorney, Title Company or other Person described above shall deliver such Purchased Asset File to the Custodian by not later than the second (2nd) Business Day following the Purchase Date for the related Purchased Asset.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Breakage Costs” shall have the meaning assigned thereto in Article 3(m).

“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed and (iii) a day on which banks in the State of New York, Pennsylvania, Kansas or Minnesota are authorized or obligated by law or executive order to be closed or, with respect to a “London Business Day” for the determination of LIBOR, any day other than a day on which banks in London, England are authorized or obligated by law or executive order to be closed.

“Business Plan” shall mean, with respect to any Construction Loan, the construction budget and business plan (as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement or the related Mortgage Loan Documents) prepared by the related Mortgagor, submitted by Seller and approved in writing by Buyer in its sole discretion as evidenced by a Confirmation.

assign.
“Buyer” shall mean JPMorgan Chase Bank, National Association, or any successor or

“Buyer Compliance Policy” shall mean any corporate policy of Buyer or of any corporate entity Controlling Buyer related to the compliance by Buyer or such corporate entity or any of Buyer’s or such corporate entity’s Affiliates with any Requirement of Law and/or any request or directive by any Governmental Authority (whether or not having the force of law) and/or any proposed law, rule or regulation, including without limitation any policy of Buyer or any such corporation to comply with rules in proposed form or otherwise not yet in effect or to adhere to standards or other requirements in excess of those that would be required by any Requirement of Law.

“Buyer Funding Costs” shall mean the actual funding costs of Buyer or of any corporate entity Controlling Buyer associated with any one or more of the Transactions (including any related Future Funding Transaction) or otherwise with Buyer’s obligations under the Transaction Documents.

“Buyer’s Margin Amount” shall mean with respect to any Transaction and any Purchased Asset on any date of determination, the applicable Advance Rate for such Purchased Asset, multiplied by the Market Value of such Purchased Asset as of such date of determination; provided that in no event shall the Market Value of any Purchased Asset be greater than the par value thereof.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, any and all partner or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cash Equivalents” shall mean, as of any date of determination, marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States Government.

“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of Guarantor, entitled to vote generally in the election of directors, members or partners of 20% or more, (b) Angelo Gordon shall cease to own, directly or indirectly 100% of the Capital Stock of the Manager; (c) Guarantor shall cease to own and Control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of AG MIT, (d) AG MIT shall cease to own and Control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Pledgor, (e) Pledgor shall cease to own and Control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Seller,
(f) the sale, merger, consolidation or reorganization of Manager with or into any other entity where (i) the Manager is not the surviving entity or (ii) the investment management personnel managing Seller and the Purchased Assets prior to such merger, consolidation or reorganization do not remain in place in such role after giving effect to such merger, consolidation or reorganization, or (g) Manager ceases for any reason to act as manager of Guarantor.

“Closing Date” shall mean August 10, 2018.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collection Period” shall mean (i) with respect to the first Remittance Date, the period beginning on and including the Closing Date and continuing to, and including the calendar day immediately preceding such Remittance Date, and (ii) with respect to each subsequent Remittance Date, the period beginning on and including the Remittance Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the calendar day immediately preceding the following Remittance Date.

“Confirmation” shall have the meaning specified in Article 3(b) of this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Construction Loan” means a Senior Mortgage Loan on land which is undeveloped, partially developed, or under significant rehabilitation, the proceeds of which Senior Mortgage Loan are required to be applied by the Mortgagor towards the construction or rehabilitation of commercial real estate designated as a Construction Loan by Seller and Buyer as set forth in the related Confirmation thereto.

“Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate in form and substance identical to the certificate attached hereto as Exhibit XVI.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the date hereof, by and among the Custodian, Seller and Buyer, or any successor agreement thereto approved by Buyer in its sole discretion, as may be amended from time to time in accordance therewith.

“Custodial Delivery Certificate” shall mean the form executed by Seller in order to deliver the Purchased Asset Schedule and the Purchased Asset File to Buyer or its designee (including the Custodian) pursuant to Article 7 of this Agreement, a form of which is attached hereto as Exhibit IV.

“Custodian” shall mean Wells Fargo Bank, National Association, or any successor Custodian appointed by Buyer.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Defaulted Asset” shall mean any Purchased Asset (a) where any of (x) the related Mortgagor, (y) any borrower under any related loan pari passu with or senior to the related Purchased Asset (or any Underlying Mortgage Loan related thereto) (any such related loan related thereto, “Other Indebtedness”) is thirty (30) days or more (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related Purchased Asset Documents or other asset documentation,

(b)where any participant or co-lender that acts as an administrative agent or paying agent in respect of such Purchased Asset (or Underlying Mortgage Loan related thereto), other than, in the case of a JPM Agented Purchased Asset, Buyer or an Affiliate of Buyer, is in default of any provision of any such agreement, and such default has resulted in an “event of default” (or such similar event howsoever defined) to have occurred and be continuing in respect of the related Purchased Asset, (c) for which there is any breach of the applicable representations and warranties set forth on Exhibit VI hereto except to the extent specifically disclosed in writing in a Requested Exceptions Report previously approved by Buyer, (d) as to which an Act of Insolvency shall have occurred with respect to the related Mortgagor, borrower under an Underlying Mortgage Loan, guarantor of any of the obligations of such Mortgagor or any borrower under any Other Indebtedness, (e) as to which any material non-monetary default or event of default (howsoever defined in the related Purchased Asset Documents or documents related to any Other Indebtedness after giving effect to any grace or cure period) shall have occurred with respect to the Purchased Asset, any Other Indebtedness or under any document included in the Purchased Asset File for such Purchased Asset, (f) with respect to which there has been a Material Modification, as determined by Buyer in its sole discretion and with respect to which Buyer has not expressly and specifically consented thereto pursuant to Article 7(f) and, for the avoidance of doubt, subject to the proviso thereto, or (g) for which foreclosure proceedings have commenced or notice of proposed foreclosure has been delivered with respect to any lien on any related Underlying Mortgaged Property; provided that with respect to any Participation Interest, in addition to the foregoing, such Participation Interest shall also be considered a Defaulted Asset to the extent that any related senior mortgage loan or Underlying Mortgage Loan, as applicable, would be considered a Defaulted Asset as described in this definition; provided, further, however, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents or other asset documentation, other than those that (x) were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, (y) were consented to in writing by Buyer in accordance with the terms of this Agreement, or (z) occurred after the Purchase Date of the related Purchased Asset and did not constitute a Material Modification.

“Delaware Act” shall mean the Delaware Limited Liability Company Act (6 Del. C.
§ 18-101 et seq.), as amended from time to time.

“Depository” shall mean Wells Fargo Bank, National Association, or any successor Depository appointed by Buyer in its sole discretion.

“Depository Account” shall mean a segregated interest bearing account, in the name of Buyer, established at Depository pursuant to this Agreement, and which is subject to the Depository Agreement.

“Depository Agreement” shall mean that certain Depository Agreement, dated as of the date hereof, among Buyer, Seller and Depository, or any successor agreement thereto approved by Buyer in its sole discretion.

“Draft Appraisal” shall mean a short form appraisal, “letter opinion of value,” or any other form of draft appraisal acceptable to Buyer.

“Due Diligence Package” shall have the meaning specified in Exhibit VIII to this Agreement.

“Early Repurchase” shall mean a repurchase of a Purchased Asset as described in Article 3(f) of this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(f) of this Agreement.

“Eligible Assets” shall mean any of the following types of assets or loans (1) that are acceptable to Buyer in its sole and absolute discretion, (2) on each day, with respect to which the representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all respects except to the extent specifically disclosed in writing in a Requested Exceptions Report approved by Buyer, and (3) that are secured directly or indirectly by properties that are multi-family, mixed use, industrial, office building or hospitality or such other types of commercial properties that Buyer may agree to in its sole discretion, and are properties located in the United States of America, its territories or possessions (or elsewhere, in the sole discretion of Buyer):

i.Senior Mortgage Loans;

ii.Participation Interests; and

iii.any other asset types or classifications that are acceptable to Buyer, subject to its consent on all necessary and appropriate modifications to this Agreement and each of the Transaction Documents, as determined by Buyer in its sole and absolute discretion.

Notwithstanding anything to the contrary contained in this Agreement, the following shall not be Eligible Assets for purposes of this Agreement: (i) loans that are Defaulted Assets;
(ii) mezzanine loans or land loans, (iii) any Asset, where the purchase thereof would cause the aggregate of all Repurchase Prices to exceed the Maximum Facility Amount; (iv) loans for which the applicable Appraisal is (a) not dated within three hundred sixty-four (364) days of the proposed financing date or (b) not ordered by a financial institution or mortgage broker (and for the avoidance of doubt, such Appraisal may not be ordered from the related borrower or an Affiliate of the related borrower), (v) any Asset that cannot be owned or financed by Buyer pursuant to any Requirement of Law, (vi) assets secured directly or indirectly by loans described in the preceding clauses (i) through (vi).

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.
§ 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42
U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and

the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Site Assessment” shall have the meaning specified in Exhibit VI.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Article references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Article 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Article 302(c)(11) of ERISA and Article 412(c)(11) of the Code and the lien created under Article 302(f) of ERISA and Article 412(n) of the Code, described in Article 414(m) or (o) of the Code of which Seller is a member.

“Event of Default” shall have the meaning specified in Article 12 of this Agreement.

“Exchange Act” shall have the meaning specified in the definition of “Change of Control”.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or any Transferee, or required to be withheld or deducted from a payment to or for the account of Buyer or Transferee, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of Buyer or Transferee being organized under the laws of, or having its principal office or the office from which it books the Transactions located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer or Transferee with respect to an interest under this Agreement pursuant to a law in effect on the date on which (i) such Buyer or Transferee acquires such interest hereunder (other than pursuant to an assignment request by Seller under Article 3(w)) or (ii) Buyer or Transferee changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Article 3(p) or Article 3(s), amounts with respect to such Taxes were payable either to Buyer or Transferee’s assignor immediately before such Buyer or Transferee acquired an interest hereunder or to such Buyer or Transferee immediately before it changed the office from which it books the Transactions,
a.Taxes attributable to Buyer’s or such Transferee’s failure to comply with Article 3(t) and
b.any U.S. federal withholding Taxes imposed under FATCA. “Exit Fee” shall have the meaning specified in the Fee Letter.
“Extension Fee” shall have the meaning specified in the Fee Letter.

“Extension Period” shall have the meaning specified in Article 3(n)(i) of this Agreement.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not

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materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into with a Governmental Authority pursuant thereto (including pursuant to Section 1471(b)(1) of the Code).

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Buyer from three (3) federal funds brokers of recognized standing selected by it.

“Fee Letter” the Fee and Pricing Letter between Seller and Buyer dated as of August 10, 2018, or any successor agreement thereto approved by Buyer in its sole discretion, as may be amended from time to time in accordance therewith.

“Filings” shall have the meaning specified in Article 6(c) of this Agreement.

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Date”.
“Final Maturity Date” shall have the meaning specified in the definition of “Maturity

“Fitch” shall mean Fitch, Inc., and its successors-in-interest.

“Foreign Buyer” shall mean (a) if the Seller is a U.S. Person, a Buyer that is not a U.S. Person, and (b) if the Seller is not a U.S. Person, a Buyer that is resident or organized under the laws of a jurisdiction other than that in which the Seller is resident for tax purposes.

“Future Funding Amount” shall mean, with respect to any Purchased Asset as of any Future Funding Date, the product of (a) the lesser of (x) the amount of additional funding obligations that were expressly identified to and approved by Buyer in connection with the initial Transaction as set forth in the Confirmation for such Purchased Asset and (y) the amount of additional funding obligations actually funded by or on behalf of Seller in connection with such future funding obligation (or, if less, the portion of such additional funding obligations in which Buyer determines, in its sole discretion, to fund pursuant to a Future Funding Transaction hereunder), and (b) the Advance Rate for such Purchased Asset as of such Future Funding Date; provided, that the sum of the Purchase Price and Future Funding Amount shall in no event exceed the product of (i) the pro forma Market Value of such Purchased Asset (after giving effect to the proposed Future Funding Transaction) as of the related Future Funding Date and (ii) the Advance Rate of such Eligible Asset as of such Future Funding Date.

“Future Funding Confirmation” shall have the meaning specified in Article 3(c)(i).

“Future Funding Date” shall mean, with respect to any Eligible Asset, the date on which Buyer advances any portion of the Future Funding Amount related to such Eligible Asset.

hereof.
“Future Funding Due Diligence” shall have the meaning set forth in Article 3(c)(ii)

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“Future Funding Due Diligence Package” shall have the meaning set forth in Exhibit XVIII hereto.

“Future Funding Transaction” shall mean an additional Transaction requested with respect to any Eligible Asset to provide for the advance of additional funds that were expressly identified to and approved by Buyer in connection with the initial Transaction entered into in respect of such Eligible Asset.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the date hereof, from Guarantor in favor of Buyer, in form and substance acceptable to Buyer, as may be amended from time to time in accordance therewith.

“Guarantor” shall mean AG Mortgage Investment Trust, Inc., a Maryland corporation.

“Hedge-Required Asset” shall mean any Eligible Asset that is a fixed rate Eligible Asset.

“Hedging Transactions” shall mean, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, entered into by any Affiliated Hedge Counterparty or Qualified Hedge Counterparty with Seller, either generally or under specific contingencies that is required by Buyer, or otherwise pursuant to this Agreement, to hedge the financing of a Hedge-Required Asset, or that Seller has elected to pledge or transfer to Buyer pursuant to this Agreement.

“Income” shall mean, with respect to any Purchased Asset at any time, (a) any collections or receipts of principal, interest, dividends, receipts or other distributions or collections or any other amounts related to such Purchased Asset, (b) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale or liquidation of such Purchased Asset and (c) all payments actually received by Seller and/or Buyer on account of Hedging Transactions.

“Indebtedness” shall mean, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts
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payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of

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the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capitalized Lease Obligations of such Person; and (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement.

“Indemnified Amounts” shall have the meaning specified in Article 25 of this Agreement.

“Indemnified Parties” shall have the meaning specified in Article 25 of this Agreement.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Independent Appraiser” shall mean a professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) was not selected or identified by the Mortgagor; (iii) is not affiliated with the lender under the mortgage or the Mortgagor; (iv) is a member in good standing of the American Appraisal Institute; (v), is certified or licensed in the state where the subject Underlying Mortgaged Property is located and (vi) in each such case, has a minimum of seven years’ experience in the subject property type.

“Independent Director” shall mean an individual with at least three (3) years of employment experience serving as an independent director at the time of appointment who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers or is not acceptable to the Rating Agencies, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of Seller and is not, and has never been, and will not while serving as independent director or manager be:

(a)a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of Seller or any of its equityholders or Affiliates (other than as an independent director or manager of an

Affiliate of Seller that does not own a direct or indirect interest in Seller and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

a.a customer, creditor, supplier or service provider (including provider of professional services) to Seller or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent directors or managers and other corporate services to Seller or any of its equityholders or Affiliates in the ordinary course of business);

b.a family member of any such member, partner, equityholder, manager, director, officer, employee, customer, creditor, supplier or service provider; or

c.a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director or manager of a single purpose bankruptcy remote entity affiliated with Seller that does not own a direct or indirect interest in Seller shall not be disqualified from serving as an independent director or manager of Seller, provided that the fees that such individual earns from serving as independent directors or managers of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

Date”.
“Initial Maturity Date” shall have the meaning specified in the definition of “Maturity

“Insolvency Law” shall mean any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors.

“Interim Servicer” shall mean Situs Asset Management, LLC, or any other interim servicer approved by Buyer in its sole and absolute discretion.

“Interim Servicing Agreement” shall mean the Interim Servicing Agreement between Seller, Buyer and Interim Servicer dated as of August 10, 2018, or any successor agreement thereto approved by Buyer in its sole discretion, as may be amended from time to time in accordance therewith.

“IRS” shall mean the United States Internal Revenue Service.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“JPM Agented Purchased Asset” shall mean any Purchased Asset that is an A-Note in a senior pari passu structure or a pari passu Senior Note in a syndicated Senior Mortgage Loan where Buyer or an Affiliate of Buyer is administrative agent.

“LIBOR” shall mean, with respect to each Pricing Rate Period, the rate determined by Buyer to be (i) the per annum rate for deposits in U.S. dollars for a period equal to the applicable Pricing Rate Period that appears on the Thomson Reuters ICE LIBOR# Rates - LIBOR01 Page (or any successor thereto) as the London Interbank Offering Rate as of 11:00 a.m., London time, on the Pricing Rate Determination Date (rounded upwards, if necessary, to the nearest 1/1000 of 1%); (ii) if such rate does not appear on said Thomson Reuters ICE LIBOR# Rates - LIBOR01 Page, the arithmetic mean (rounded as aforesaid) of the offered quotations of rates obtained by Buyer from the Reference Banks for deposits in U.S. dollars for a period equal to the applicable Pricing Rate Period to prime banks in the London Interbank market as of approximately 11:00 a.m., London time, on the Pricing Rate Determination Date and in an amount that is representative for a single transaction in the relevant market at the relevant time; or (iii) if fewer than two (2) Reference Banks provide Buyer with such quotations, the rate per annum which Buyer determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations of rates which major banks in New York, New York selected by Buyer are quoting at approximately 11:00 a.m., New York City time, on the Pricing Rate Determination Date for loans in U.S. dollars to leading European banks for a period equal to the applicable Pricing Rate Period in amounts of not less than U.S. $1,000,000.00; provided that, in each of clauses (i), (ii) and (iii) above, if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Buyer’s determination of LIBOR shall be binding and conclusive on Seller absent manifest error. LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Buyer prices loans on the date which LIBOR is determined by Buyer as set forth above. Notwithstanding the foregoing or any other provision in this Agreement or any other Transaction Document, in no event shall LIBOR be less than zero.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“London Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks in London, England are not open for business.

“LTV” shall mean, with respect to any Purchased Asset, the loan-to-value ratio for such Purchased Asset, as determined by Buyer in its sole discretion.

“Manager” shall mean AG REIT Management, LLC.

“Management Agreement” shall mean the Management Agreement dated as of June 29, 2011, by and between the Guarantor and the Manager.

“Margin Deadline” shall have the meaning specified in Article 4(a).

“Margin Deficit” shall have the meaning specified in Article 4(a).

“Margin Deficit Notice” shall have the meaning specified in Article 4(a).

“Margin Excess” shall mean, for any Purchased Asset, as of the applicable date of determination, the excess, if any, of (a) the product of (i) the Advance Rate for such Purchased Asset and (ii) the Market Value of such Purchased Asset on such date of determination (but without giving effect to Future Funding Amounts funded by Seller with respect to Future Funding Transactions in which Buyer did not participate) over (b) the outstanding Repurchase Price of such Purchased Asset.

“Margin Excess Requirements” shall mean requirements that will be satisfied as of any date of determination if Buyer has determined in its sole discretion exercised in good faith that:
(A) no Default, Event of Default or Margin Deficit (except as such Margin Deficit would be cured in its entirety by the application of such Margin Excess) has occurred and is continuing, or will result from any proposed Transaction or application of Margin Excess, (B) Seller has satisfied all conditions precedent that are otherwise applicable to prospective Transactions under this Agreement, and (C) Guarantor is in full compliance with all of the financial covenants and all of the other obligations of Guarantor, as set forth in the Guarantee Agreement.

“Market Value” shall mean, with respect to any Purchased Asset as of any relevant date, the market value for such Purchased Asset on such date as determined by Buyer in its sole and absolute discretion exercised in good faith; provided that, notwithstanding any other provision of this Agreement, the Market Value of a Purchased Asset (expressed as a percentage of par) as of any date of determination shall not exceed the lower of (x) the Market Value (expressed as a percentage of par) assigned to such Purchased Asset as of the Purchase Date, and (y) the par value of such Purchased Asset as of such date of determination; provided, further that, where Buyer or an Affiliate of Buyer is a lender on a Senior Mortgage Loan secured by the same Underlying Mortgaged Property that is collateral for such Purchased Asset, the market value of such Purchased Asset (expressed as a percentage of par) shall be no less than the market value determined by Buyer for such mortgage loan owned by Buyer or its Affiliate, as applicable, that is secured by the same Underlying Mortgaged Property that is collateral for such Purchased Asset. The Market Value (A) shall be deemed to be zero with respect to each Purchased Asset
(i) in respect of which there is a breach of a representation and warranty set forth in Exhibit VI of this Agreement or such Purchased Asset is otherwise not an Eligible Asset, (ii) subject to Article 7(e), in respect of which the complete Purchased Asset File has not been delivered to the Custodian in accordance with the terms of the Custodial Agreement, (iii) that has been released from the possession of the Custodian under the Custodial Agreement to Seller for a period in excess of twenty (20) calendar days, or (iv) upon the occurrence of any Act of Insolvency with respect of the Mortgagor, any guarantor or other obligor under such Purchased Asset or the Underlying Mortgage Loan with respect thereto, and (B) may be reduced upon the occurrence of any Act of Insolvency with respect to any co-participant or any other Person having an interest in such Purchased Asset or any related Underlying Mortgaged Property that is senior to, or pari passu with, in right of payment or priority the rights of Buyer in such Purchased Asset that
(x) has a material adverse impact on the market value or administration of the related Purchased Asset or (y) results in a shortfall in future funding proceeds as required under the terms of the related Purchased Asset Documents.

The Market Value of each Purchased Asset may be determined by Buyer, in its sole discretion, on each Business Day during the term of this Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations or financial condition of Seller, Pledgor, AG MIT, Manager or Guarantor,
(b) the ability of Seller, Pledgor or Guarantor to perform its obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents,
(d) the rights and remedies of Buyer under any of the Transaction Documents, or (e) the timely payment of any amounts payable under this Agreement or any other Transaction Document.

“Material Modification” shall have the meaning specified in Article 7(f) of this Agreement.

“Materials of Environmental Concern” shall mean any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Maturity Date” shall mean August 10, 2021 or the immediately succeeding Business Day, if such day shall not be a Business Day (the “Initial Maturity Date”), or such later date as may be in effect pursuant to Article 3(n) hereof. For the sake of clarity, the Maturity Date shall not be any date beyond the fifth anniversary of the Closing Date (the “Final Maturity Date”).

“Maturity Date Extension Conditions” shall have the meaning set forth in Article 3(n)(i).

“Maximum Advance Rate” shall mean, with respect to each Purchased Asset, the maximum amount, expressed as a percentage of par, as specified in the appropriate row for such Purchased Asset under the “Maximum Advance Rate” specified in Schedule I attached to the Fee Letter; provided, however, that with respect to any Eligible Asset to be purchased hereunder, the Maximum Advance Rates shown in Schedule I attached to the Fee Letter are only indicative of the maximum advance rate available to Seller, and Buyer is not obligated to purchase any Eligible Asset at such Maximum Advance Rates.

“Maximum Concentration Ratio Requirement” shall have the meaning specified in the Fee Letter.

“Maximum Facility Amount” shall mean $100,000,000.

“Minimum Transfer Amount” shall have the meaning specified in the Fee Letter.

“Monthly Reporting Package” shall mean the reporting package described on Exhibit III-A.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors-in-interest.

“Mortgage” shall mean any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Loan Documents” shall mean, with respect to any Senior Mortgage Loan (including any Senior Mortgage Loan evidenced by an A-Note), the Mortgage Note, Mortgage and all other documents executed in connection with and/or evidencing or governing such Senior Mortgage Loan, including, without limitation those documents that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor with respect to a Senior Mortgage Loan.

“Mortgagor” shall mean (a) with respect to a Senior Mortgage Loan, the obligor on a Mortgage Note and the grantor of the related Mortgage, and (b) with respect to a Participation Interest, the obligor on a Mortgage Note and the grantor of the related Mortgage on the Underlying Mortgage Loan related to such Participation Interest.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Article 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“New Asset” shall mean an Eligible Asset that Seller proposes to be included as a Purchased Item.

“OFAC” shall mean the U.S. Department of the Treasury Office of Foreign Assets Control.

“Originated Asset” shall mean any Eligible Asset originated by Seller.

“Other Connection Taxes” shall mean Taxes imposed as a result of a present or former connection between such Buyer or Transferee and the jurisdiction imposing such Tax (other than connections arising from such Buyer or Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other Transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or any Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, Purchased Asset, or Purchased Item except for any such Taxes (x) that are Other Connection Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Documents (other than an assignment made pursuant to Article 3(w) hereof), or (y) that are imposed with respect to a Secondary Market Transaction effected pursuant to Article 28(a).
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“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean (a) a Senior Pari Passu Participation Interest, or (b) the most senior interest in a performing senior or pari passu participation interest in a performing Senior Mortgage Loan, in each case evidenced by a Participation Certificate.

“Participation Interest Documents” shall mean, with respect to any Participation Interest, the Participation Certificate, any co-lender agreements, participation agreements and/or intercreditor agreements, all other documents governing or otherwise relating to such Participation Interest, and the Mortgage Loan Documents for the related Underlying Mortgage Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Article 302 of ERISA or Article 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulations” shall mean the regulations promulgated at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Party” shall have the meaning set forth in Article 20(a) of this Agreement.

“Pledge Agreement” shall mean that certain Pledge Agreement, dated as of the date hereof, by Pledgor in favor of Buyer, as may be amended from time to time in accordance therewith, pledging all of Seller’s Capital Stock to Buyer.

“Pledgor” shall mean AG MIT CREL II Holdings, LLC, a Delaware limited liability company.

“Pre-Existing Asset” shall mean any Eligible Asset that is not an Originated Asset.

“Pre-Transaction Legal Expenses” shall mean all of the legal fees, costs and expenses incurred by Buyer in connection with the Asset Due Diligence associated with Buyer’s decision as to whether or not to enter into a particular Transaction or Future Funding Transaction.

“Price Differential” shall mean, with respect to any Purchased Asset as of any date, the aggregate amount obtained by daily application of the applicable Pricing Rate for such Purchased
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Asset to the Purchase Price of such Purchased Asset on a 360-day-per-year basis for the actual number of days during each Pricing Rate Period commencing on (and including) the

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Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset).

“Pricing Rate” shall mean, for any Pricing Rate Period and any Purchased Asset, an annual rate equal to the sum of (i) LIBOR and (ii) the relevant Applicable Spread with respect to such Purchased Asset, in each case, for the applicable Pricing Rate Period for the related Purchased Asset. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) London Business Day preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction, Remittance Date or Repurchase Date (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding such Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset.

“Primary Servicer” shall mean, with respect to any Purchased Asset, any primary servicer approved by, or in the case of a termination of Primary Servicer pursuant to Article 27(c), appointed by Buyer, in each case in Buyer’s sole and absolute discretion to service such Purchased Asset. Notwithstanding any provision to the contrary set forth elsewhere in this Agreement, immediately upon the termination of the Primary Servicing Agreement, all references in this Agreement to the term “Primary Servicer” shall automatically be changed to the term “Interim Servicer”.

“Primary Servicing Agreement” shall mean any Servicing Agreement by and between Seller and a Primary Servicer, as approved by Buyer in its sole and absolute discretion.

“Principal Proceeds” shall mean, with respect to any Purchased Asset, any scheduled or unscheduled payment or prepayment of principal (including net sale proceeds) received by the Depository or allocated as principal in respect of any such Purchased Asset.

“Prohibited Investor” shall mean (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by OFAC, (2) any foreign shell bank, and
(3)any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti- money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or
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organization continues to concur. (See http://www.fatf-gati.org for FATF’s list of Non-Cooperative Countries and Territories.)

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“Prohibited Person” shall have the meaning set forth in Article 9(b)(xxx).

“Prohibited Transferee” shall have the meaning specified in the Fee Letter.

“Properties” shall have the meaning set forth in Article 9(b)(xxviii)(a).

“Purchase Agreement” shall mean any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset that is subsequently sold to Buyer hereunder, which Purchase Agreement shall contain a grant of a security interest in favor of Seller and authorize the filing of UCC financing statements against the Transferor with respect to such Asset.

“Purchase Date” shall mean, with respect to any Purchased Asset, the initial date on which Buyer purchases such Purchased Asset from Seller hereunder.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, adjusted after the Purchase Date as set forth below. The Purchase Price as of the Purchase Date for any Purchased Asset shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the Market Value of such Purchased Asset as of the Purchase Date (or the par amount of such Purchased Asset, if lower than Market Value) by (ii) the Advance Rate for such Purchased Asset, as determined by Buyer in its sole and absolute discretion and as set forth on the related Confirmation. The Purchase Price of any Purchased Asset shall be (x) increased by any Future Funding Amount actually funded by Buyer and any additional amounts disbursed by Buyer to Seller or to the related Mortgagor on behalf of Seller pursuant to Article 4(c) or otherwise with respect to such Purchased Asset and (y) decreased by (A) the portion of any Principal Proceeds on such Purchased Asset that are applied pursuant to Article 5 or Article 11(aa) hereof to reduce such Purchase Price and (B) any other amounts paid to Buyer by Seller specifically to reduce such Purchase Price and that are applied pursuant to Article 5 hereof to reduce such Purchase Price.

“Purchased Asset” shall mean (i) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller).

“Purchased Asset Documents” shall mean, with respect to any Purchased Asset, the Mortgage Loan Documents and/or Participation Interest Documents related thereto, as applicable.

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in Article 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement; provided that to the extent that Buyer waives, including pursuant to Article 7(c), receipt of any document in connection with the purchase of an Eligible Asset (but not if Buyer merely agrees to accept delivery of such document after the Purchase Date), such document shall not be a required
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component of the Purchased Asset File until such time as Buyer determines in good faith that such document is necessary or appropriate for the servicing of the applicable Purchased Asset.

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“Purchased Asset Schedule” shall mean a schedule of Purchased Assets attached to each Trust Receipt and Custodial Delivery Certificate containing information substantially similar to the Asset Information.

“Purchased Items” shall have the meaning specified in Article 6(a) of this Agreement.

“Qualified Hedge Counterparty” shall mean, with respect to any Hedging Transaction, any entity, other than an Affiliated Hedge Counterparty, that (a) qualifies as an “eligible contract participant” as such term is defined in the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000), (b) the long-term unsecured debt of which is rated no less than “A+” by S&P and “A1” by Moody’s and (c) is reasonably acceptable to Buyer.

III-B.
“Quarterly Reporting Package” shall mean the reporting package described on Exhibit

“Rating Agency” shall mean any of Fitch, Moody’s, S&P, DBRS, Inc. and Kroll Bond Rating Agency Inc.

“Re-direction Letter” shall mean a letter in the form of Exhibit XVII hereto.

“Reference Banks” shall mean banks each of which shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market and (ii) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, National Association, Barclays Bank, Plc and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer, in its sole discretion exercised in good faith, may designate alternative banks meeting the criteria specified in clauses (i) and (ii) above.

“Register” shall have the meaning assigned in Article 17(c).

“Release Letter” shall mean a letter substantially in the form of Exhibit XV hereto (or such other form as may be acceptable to Buyer).

“REMIC” shall mean a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Code.

“Remittance Date” shall mean the fifteenth (15th) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

“REOC” shall mean a Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Requirement of Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, code, directive, ordinance, opinion, policy, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, settlement arrangement, order, requirement or determination by agreement, consent or otherwise, of an arbitrator or a court or any Governmental Authority, foreign or domestic, whether now or hereafter enacted or in effect.

“Repurchase Date” shall mean, with respect to a Purchased Asset, the earliest to occur of
a.any Early Repurchase Date for the related Transaction; (ii) the date that is 364 days after the related Purchase Date, which date shall be automatically extended for additional periods of 364 days each so long as no Default or Event of Default shall have occurred and be continuing and no event described in clause (i), (iii), (iv) or (v) of this definition have occurred; (iii) the Accelerated Repurchase Date; (iv) the Maturity Date and (v) the date that is two (2) Business Days prior to the maturity date of such Purchased Asset or, in the case of a Participation Interest, the maturity date of the Underlying Mortgage Loan (subject to extension, if applicable, in accordance with the related Purchased Asset Documents and subject to the terms and conditions of this Agreement and the related Confirmation); provided, that, solely with respect to this clause (v), the settlement with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days later. Notwithstanding the foregoing, upon the occurrence of an Act of Insolvency with respect to Buyer, Seller may, upon one (1) Business Day’s prior written notice to Buyer, declare the Repurchase Date for each Transaction and all Purchased Assets to be the date Seller specifies in such written notice, which notice may be delivered concurrent with or subsequent to such Act of Insolvency.

“Repurchase Date Extension Conditions” shall have the meaning set forth in Article 3(y).

“Repurchase Obligations” shall have the meaning assigned thereto in Article 6(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller; such price will be determined by Buyer in each case as the sum of (i) the outstanding Purchase Price of such Purchased Asset; (ii) the accreted and unpaid Price Differential with respect to such Purchased Asset as of the date of such determination (other than, with respect to calculations in connection with the determination of a Margin Deficit, accreted and unpaid Price Differential for the current Pricing Rate Period); (iii) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of this Agreement as of such date; (iv) if such Repurchase Date is not a Remittance Date, except as otherwise expressly set forth in this Agreement, any Breakage Costs payable in connection with such repurchase other than with respect to the determination of a Margin Deficit; (v) any amounts that would be payable to (a positive amount) a Qualified Hedge Counterparty under any related Hedging Transaction, if such Hedging Transaction were terminated on the date of determination, if such determination is in connection with any calculation of Margin Deficit; and (vi) any amounts that would be payable to (a positive amount) an Affiliated Hedge Counterparty under any related Hedging Transaction, if such Hedging Transaction were terminated on the date of determination, if such determination is in connection with any calculation of Margin Deficit (and not in connection with an actual repurchase of a Purchased Asset).

“Requested Exceptions Report” shall have the meaning assigned thereto in Article 3(b)(iv)(E).

“Responsible Officer” shall mean any executive officer of Seller.

“S&P” shall mean Standard & Poor’s Global Ratings.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions Laws and Regulations, Anti-Terrorism Law, or AML Law broadly restricting or prohibiting dealings with such country, territory or government (as of the date of this Agreement, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions Laws and Regulations” shall mean economic or financial sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), the U.S. Department of State or the U.S. Department of Commerce, (b) United Nations (UN), (c) the European Union (EU), (d) the State Secretariat for Economic Affairs (SECO) of Switzerland, (e) HM Treasury of the United Kingdom, or (f) the government of any other country or territory in which Seller, Guarantor, Buyer, or any Subsidiary of Guarantor or Buyer maintains regular business operations.

“Secondary Market Transaction” shall have the meaning set forth in Article 28(a).

“Seller” shall mean the entity identified as “Seller” in the Recitals hereto and such other sellers as may be approved by Buyer in its sole discretion from time to time.

“Senior Mortgage Loan” shall mean a senior commercial or multifamily fixed or floating rate mortgage loan or A-Note related to a senior commercial or multifamily fixed or floating rate mortgage loan, in each case secured by a first lien on multifamily or commercial properties.

“Senior Pari Passu Participation Interest” shall mean a pari passu participation interest representing one portion of the most senior interest in a performing Senior Mortgage Loan.

“Senior Tranche” shall have the meaning set forth in Article 28(a).

“Servicer Notice” shall mean the agreement between Buyer, Seller and Primary Servicer, substantially in the form of Exhibit XIV hereto, as amended, supplemented or otherwise modified from time to time.

“Servicing Agreement” shall have the meaning specified in Article 27(b).

“Servicing Records” shall have the meaning specified in Article 27(b).

“Servicing Rights” shall mean all right, title and interest of Seller, Pledgor, Guarantor, or any Affiliate of Seller, Pledgor or Guarantor, or any other Person, in and to any and all of the following: (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Underlying Mortgage Loans, (b) amounts received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, or any

other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Underlying Mortgage Loans, (c) late fees, penalties or similar payments with respect to the Purchased Assets and/or any related Underlying Mortgage Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service (including, without limitation, all Servicing Agreements), together with all Servicing Records, and rights of Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor, or Guarantor, or any other Person, thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Underlying Mortgage Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Underlying Mortgage Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Underlying Mortgage Loans.

“Servicing Tape” shall have the meaning specified in Exhibit III-A hereto.

“Structuring Fee” shall have the meaning specified in the Fee Letter.

“Specified Non-Recourse Debt” shall have the meaning specified in Article 12(a)(x).

“Subordinate Financing” shall have the meaning set forth in Article 28(a) hereof.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

“Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the collateral is located) survey of the underlying real estate directly or indirectly securing or supporting such Purchased Asset prepared by a registered independent surveyor or engineer and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Underlying Mortgaged Property.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Company” shall mean a nationally-recognized title insurance company acceptable to Buyer.

“Title Policy” shall have the meaning specified in Exhibit VI.

“Transaction” shall mean a Transaction, as specified in Article 1 of this Agreement and shall include any related Future Funding Transaction.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Schedules, Exhibits and Annexes to this Agreement, the Guarantee Agreement, the Custodial Agreement, each Servicing Agreement, the Depository Agreement, the Pledge Agreement, the

Fee Letter, all agreements, documents or instruments evidencing or governing any Hedging Transactions, each Servicer Notice, each Re-direction Letter, and all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions.

“Transferee” shall have the meaning set forth in Article 17(a) hereof.

“Transferor” shall mean the seller of an Asset under a Purchase Agreement.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian’s possession of certain Purchased Asset Files that are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt) or a Bailee Letter.

“UCC” shall have the meaning specified in Article 6(c) of this Agreement.

“Underlying Mortgage Loan” shall mean, in the case of a Participation Interest in a Senior Mortgage Loan, the mortgage loan in which Seller owns such Participation Interest.

“Underlying Mortgaged Property” shall mean, in the case of:

i.a Senior Mortgage Loan, the real property securing such Senior Mortgage Loan; and

ii.a Participation Interest in a Senior Mortgage Loan, the real property securing the related Underlying Mortgage Loan.

“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, including but not limited to, any Future Funding Transaction all material information that has come to Seller’s attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a defect in loan documentation or closing deliveries (such as any absence of any Purchased Asset Document(s)), to a reasonable institutional mortgage buyer in determining whether to originate or acquire the Purchased Asset in question.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Article 3(t)(ii)(B)(3).

“VCOC” shall mean a “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

ARTICLE 3.
INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION OF MATURITY DATE; EXTENSION OF REPURCHASE DATE

Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller payment of an amount equal to all fees and expenses payable hereunder, and all of the following items, each of which shall be satisfactory in form and substance to Buyer and its counsel and the satisfaction of the other conditions precedent in clause (a) below:

(a)The following documents, delivered to Buyer, and the consents and payment of all amounts specified below:

(i)this Agreement, duly completed and executed by each of the parties hereto (including all exhibits hereto);

(ii)a Custodial Agreement, duly executed and delivered by each of the parties thereto;

(iii)a Depository Agreement, duly completed and executed by each of the parties thereto;

(iv)a Guarantee Agreement, duly completed and executed by each of the parties thereto;

(v)a Pledge Agreement, duly completed and executed by each of the parties thereto;

(vi)the Primary Servicing Agreement, the related Servicer Notice and the Interim Servicing Agreement, each duly completed and executed by each of the parties thereto;

(vii)any and all consents and waivers applicable to Seller or to the Purchased Assets;

(viii)UCC financing statements for filing in each of the UCC filing jurisdictions described on Exhibit XII hereto, (x) in the case of the Seller, naming Seller as “Debtor” and Buyer as “Secured Party” and adequately describing as “Collateral” all of the items set forth in the definition of Purchased Items in this Agreement, together with any other documents necessary or requested by Buyer to perfect the security interests granted by Seller in favor of Buyer under this Agreement or any other Transaction Document such that the lien created in favor of Buyer is a perfected, first priority security interest senior to the claim of any other creditor of Seller and (y) in the case of Pledgor, naming Pledgor as “Debtor” and Buyer as “Secured Party” and adequately describing as “Collateral” all of the items set forth in the definition of “Pledged Collateral” under the Pledge

Agreement such that the lien created in favor of Buyer is a perfected, first priority security interest senior to the claim of any other creditor of Pledgor;

i.any documents relating to any Hedging Transactions;

ii.opinions of outside counsel to Seller reasonably acceptable to Buyer (including, but not limited to, those relating to bankruptcy safe harbor, enforceability, corporate matters, applicability of the Investment Company Act of 1940 to Seller, Pledgor, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller, and security interests);

iii.good standing certificates and certified copies of the charters and by-laws (or equivalent documents) of Seller, Pledgor and Guarantor and of all corporate or other authority for Seller, AG MIT and Guarantor with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by Seller, Pledgor and Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller to the contrary);

iv.with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is serviced by any servicer other than Primary Servicer (or is serviced pursuant to any servicing agreement other than the Primary Servicing Agreement), Seller shall have provided to Buyer a copy of the related servicing agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and such servicer;

v.Buyer shall have received payment from Seller of an amount equal to the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of outside counsel to Buyer, incurred by Buyer in connection with the development, preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith;

vi.Buyer shall have received payment from Seller, as consideration for Buyer’s agreement to enter into this Agreement, the Structuring Fee; and

vii.all such other and further documents, documentation and legal opinions as Buyer in its discretion shall reasonably require.

a.Buyer’s agreement to enter into each Transaction (including the initial Transaction, any Future Funding Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

i.the sum of (A) the unpaid Repurchase Price for all prior outstanding Transactions and (B) the requested Purchase Price for the pending Transaction, in each case, including any Future Funding Amount, shall not exceed the Maximum Facility Amount;

ii.no Margin Deficit exists, and no Default or Event of Default has occurred and is continuing under this Agreement or any other Transaction Document;

i.Seller shall give Buyer no less than one (1) Business Days prior written notice of (x) each Transaction (including the initial Transaction), together with a signed, written confirmation in the form of Exhibit I attached hereto prior to each Transaction (a “Confirmation”) and (y) each Future Funding Transaction, together with a revised Confirmation for the related Transaction. Each Confirmation shall describe the Purchased Assets, shall identify Buyer and Seller and shall be executed by both Buyer and Seller (provided that, in instances where funds are being wired to an account other than 8901456993 at The Bank of New York Mellon, the Confirmation shall be signed by a Responsible Officer of Seller); provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller, and shall set forth (among other things):

1.the Purchase Date for the Purchased Assets included in the Transaction;

2.the Purchase Price for the Purchased Assets included in the Transaction;

3.the Repurchase Date for the Purchased Assets included in the Transaction;

4.the requested Advance Rate and Maximum Advance Rate for the Purchased Assets included in the Transaction;

5.the amount of any Future Funding Amount requested (which Future Funding Amount shall not in any event exceed the amount contemplated in the definition of Future Funding Amount);

6.the Applicable Spread;

7.if such Purchased Asset is a non-performing loan or is a note or participation interest in a non-performing loan, Buyer and Seller have agreed on additional terms and conditions applicable to non-performing loans, which may include additional terms and conditions in the related Confirmation or amendments to this Agreement and the other Transaction Documents; and

8.any additional terms or conditions not inconsistent with this Agreement.

ii.Buyer shall have the right to (x) review, as described in Exhibit VIII hereto, the Eligible Assets Seller proposes to sell to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines,
(y)with respect to Construction Loans, review the related Business Plan and determine any additional terms and conditions and additional representations and warranties that shall be applicable to such Purchased Asset, and (z) with respect to a Future Funding Transaction, review the related Purchased Asset and to conduct further due diligence investigation of such Purchased Asset as Buyer determines (each, “Asset Due Diligence”). Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that, in the case of a Transaction, it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller or, in the case of a Future Funding Transaction, it shall or shall not provide additional funds to the Seller or advance the requested Future Funding Amount, as applicable. On the Purchase Date for the Transaction, which shall be not less than one (1) Business Day following the final approval of an Eligible Asset by Buyer in accordance with Exhibit VIII hereto, the Eligible Assets shall be transferred to Buyer or the Custodian on Buyer’s behalf against the transfer of the Purchase Price to an account of Seller. If Buyer elects in its sole discretion to fund a Future Funding Amount requested of Buyer, Buyer shall fund such Future Funding Amount in accordance with Article 3(c). Buyer shall inform Seller of its determination with respect to any such proposed Transaction or Future Funding Transaction solely in accordance with Exhibit VIII or Exhibit XVIII attached hereto, as applicable. Upon the approval by Buyer of a particular proposed Transaction or Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Confirmation described in clause (iii) above or Future Funding Confirmation, as applicable, on or before the scheduled date of the underlying proposed Transaction or Future Funding Transaction, as applicable. Prior to the approval of each proposed Transaction by Buyer, as applicable:

i.Buyer shall have (i) determined, in its sole and absolute discretion, that the asset proposed to be sold to Buyer by Seller in such Transaction is an Eligible Asset, (ii) determined conformity to the terms of the Transaction Documents, Buyer’s internal credit and underwriting criteria, and (iii) obtained internal credit approval, to be granted or denied in Buyer’s sole and absolute discretion, for the inclusion of such Eligible Asset as a Purchased Asset in a Transaction, without regard for any prior credit decisions by Buyer or any Affiliate of Buyer, and with the understanding that Buyer shall have the absolute right to change any or all of its internal underwriting criteria at any time, without notice of any kind to Seller;

ii.Buyer shall have fully completed all external legal due diligence;

iii.Buyer shall have determined the Pricing Rate applicable to the Transaction (including the Applicable Spread);

iv.no Default or Event of Default shall have occurred shall have occurred and be continuing under this Agreement or any other Transaction Document and no event shall have occurred that has, or would reasonably be expected to have, a Material Adverse Effect;

v.Seller shall have delivered to Buyer a list of all exceptions to the representations and warranties relating to the Eligible Asset and any other eligibility criteria for such Eligible Asset (the “Requested Exceptions Report”);

vi.Buyer shall have waived in writing all exceptions in the Requested Exceptions Report;

i.both immediately prior to the requested Transaction or Future Funding Transaction, as applicable, and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each of Exhibit VI and Article 9 shall be true, correct and complete on and as of such Purchase Date in all respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date;

ii.subject to Buyer’s right to perform one or more due diligence reviews pursuant to Article 26, Buyer shall have completed its due diligence review of the Purchased Asset File, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Eligible Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion and Buyer has consented in writing to the Eligible Asset becoming a Purchased Asset or the advance of a Future Funding Amount, as applicable;

iii.with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is not primarily serviced by Interim Servicer or an Affiliate thereof, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and the servicer named in the related Servicing Agreement;

iv.With respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is a Participation Interest, where the servicer of the Underlying Mortgage Loan is not the Interim Servicer or Primary Servicer, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and such servicer;

v.Seller shall have paid to Buyer all reasonable legal fees and expenses and the reasonable costs and expenses incurred by Buyer in connection with the entering into of any Transaction or Future Funding Amount, as applicable, hereunder, including, without limitation, costs associated with due diligence, recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer’s option, may be withheld from the sale proceeds of any Transaction hereunder;

vi.Buyer shall have determined, in its sole and absolute discretion, that no Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Transaction or Future Funding Transaction, as applicable;

vii.Buyer shall have received from Custodian on each Purchase Date an Asset Schedule and Exception Report (as defined in the Custodial Agreement) with respect to each Eligible Asset, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day;

i.Buyer shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Buyer;

ii.Buyer shall have reasonably determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has not made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions or enter into Future Funding Transactions;

iii.the Repurchase Date for such Transaction is not later than the Maturity Date;

iv.Seller shall have taken such other action as Buyer shall have reasonably requested in order to transfer the Purchased Assets pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer with respect to the Purchased Assets;

v.with respect to any Eligible Asset to be purchased hereunder, if such Eligible Asset was acquired by Seller, Seller shall have disclosed to Buyer the acquisition cost of such Eligible Asset (including therein reasonable supporting documentation required by Buyer, if any);

vi.Buyer shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Buyer’s security interests) as Buyer in its reasonable discretion shall reasonably require;

vii.Buyer shall have received a copy of any documents relating to any Hedging Transaction, and Seller shall have pledged and assigned to Buyer, pursuant to Article 6 hereunder, all of Seller’s rights under each Hedging Transaction included within a Purchased Asset, if any;

viii.no “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event by Seller, however defined therein, shall have occurred and be continuing under any Hedging Transaction; and

ix.the counterparty to Seller in any Hedging Transaction shall be an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty, and, in the case of a Qualified Hedge Counterparty, in the event that such counterparty no longer qualifies as a Qualified Hedge Counterparty, then, at the election of Buyer or Seller shall ensure that such counterparty posts additional collateral in an amount satisfactory to Buyer under all its Hedging Transactions with Seller, or Seller shall immediately terminate the Hedging Transactions with such counterparty and enter into new Hedging Transactions with a Qualified Hedge Counterparty.

(c)Buyer’s agreement to enter into each Future Funding Transaction is subject to the satisfaction of the following additional conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(i)Seller shall give Buyer written notice of each Future Funding Transaction, together with a signed, written confirmation in the form of Exhibit XIII attached hereto prior to each Future Funding Transaction (a “Future Funding Confirmation”), signed by a Responsible Officer of Seller. Each Future Funding Confirmation shall identify the related Purchased Asset, shall identify Buyer and Seller and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Future Funding Confirmation that has not been signed by a Responsible Officer of Seller, and shall set forth:

(1)the Future Funding Date;

(2)the Future Funding Amount to be funded in the Future Funding Transaction;

(3)the remaining future funding obligations of Seller, other than the Future Funding Amount, related to the applicable Asset;

(4)the Repurchase Date of the related Purchased Asset;

(5)any additional terms or conditions not inconsistent with this Agreement; and

(6)the applicable Advance Rate.

(ii)Buyer shall have the right to conduct, as described in Exhibit XVIII hereto, an additional due diligence investigation of the related Purchased Asset as Buyer determines (“Future Funding Due Diligence”). Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that, in the case of a Future Funding Transaction, it shall or shall not advance any or all of the Future Funding Amount to the related Mortgagor. On the Future Funding Date for the Future Funding Transaction, which shall occur following the final approval of the Future Funding Transaction by Buyer in accordance with Exhibit XVIII hereto, the Future Funding Amount shall be transferred by Buyer to Seller or, at Seller’s direction, to the related Mortgagor; provided that, notwithstanding the Future Funding Amount set forth in the related Confirmation on the Purchase Date, no Future Funding Amount shall exceed the product of (x) the Advance Rate for such Purchased Asset as of such Future Funding Date, multiplied by
(y)the amount of additional funding obligations actually funded by or on behalf of Seller in connection with such future funding obligation. Buyer shall inform Seller of its determination with respect to any such proposed Future Funding Transaction solely in accordance with Exhibit XVIII attached hereto. Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Future Funding Confirmation described in clause (i) above, on or before the scheduled date of the underlying proposed Future Funding Transaction. Prior to the approval of each proposed Future Funding Transaction by Buyer:

i.Buyer shall have (i) determined, in its sole and absolute discretion, that the related Purchased Asset is not a Defaulted Asset, (ii) obtained internal credit approval, to be granted or denied in Buyer’s sole and absolute discretion, for the advance of the Future Funding Amount related to the Senior Mortgage Loan or Participation Interest, without regard for any prior credit decisions by Buyer or any Affiliate of Buyer, and with the understanding that Buyer shall have the absolute right to change any or all of its internal underwriting criteria at any time, without notice of any kind to Seller and, for the avoidance of doubt, Buyer’s determination of Market Value of such Purchased Asset shall be in Buyer’s sole discretion exercised in good faith and (iii) fully completed all external legal due diligence;

ii.no Default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document and no event shall have occurred that has, or would reasonably be expected to have, a Material Adverse Effect;

iii.both immediately prior to the requested Future Funding Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each of Exhibit VI and Article 9 of this Agreement, as applicable, (subject to such exceptions specifically disclosed in writing in the Requested Exceptions Report that have been approved by Buyer) shall be true, correct and complete on and as of such Future Funding Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

iv.Buyer shall have completed its Future Funding Due Diligence, and its review of any documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion and Buyer has consented in writing to the advance of funds;

v.Seller shall have paid to Buyer all reasonable legal fees and expenses and the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the entering into of any Future Funding Transaction hereunder, including, without limitation, reasonable costs associated with due diligence, recording or other administrative expenses necessary or incidental to the execution of any Future Funding Transaction hereunder;

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i.Buyer shall have determined, in its sole and absolute discretion, that no Margin Deficit shall exist, either immediately prior to or after giving effect to the requested Future Funding Transaction;

ii.Buyer shall have reasonably determined that no introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions;

iii.Seller shall have taken any other action as Buyer shall have reasonably requested in order to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer with respect to the funds to be advanced;

iv.Buyer shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Buyer’s security interests) as Buyer in its reasonable discretion shall reasonably require; and

v.Seller shall have delivered to Buyer a certificate of a Responsible Officer of Seller, certifying that the related borrower has met all conditions required under the related Purchased Asset Documents to be entitled to the advance of the Future Funding Amount.

(d)Upon the satisfaction of all conditions set forth in Articles 3(a) and (b), Seller shall sell, transfer, convey and assign to Buyer on a servicing released basis all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights against the transfer of the Purchase Price to an account of Seller. To the extent any additional limited liability company is formed by division of Seller (and without prejudice to Articles 10(b), (c), and (f)), Seller shall cause any such additional limited liability company to sell, transfer, convey and assign to Buyer on a servicing released basis all of such additional limited liability company’s right, title and interest in and to the Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on the Closing Date of all of Seller’s right, title and interest in and to the Purchased Asset, together with all related Servicing Rights. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on the Pricing Rate Determination Date for each of the next succeeding Pricing Rate Periods for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period in Buyer’s sole and absolute discretion, and notify Seller of such rate for such period each such Pricing Rate Determination Date.

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(e)Each Confirmation and Future Funding Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction (including any Future Funding Transaction) covered thereby. In the event of any conflict between the terms of such

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Confirmation or Future Funding Confirmation and the terms of this Agreement, other than with respect to the Advance Rate or the applicable Pricing Rate set forth in the related Confirmation, this Agreement shall prevail.

a.Seller shall be entitled to terminate a Transaction in whole or in part on demand and repurchase all or part of the Purchased Asset subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:

i.Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase all or part of such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date, no later than thirty (30) calendar days prior to such Early Repurchase Date; provided, that, to the extent such repurchase relates to a prepayment (in whole or in part) of a Purchased Asset by the related Mortgagor, Seller shall use its best efforts to notify Buyer no later than thirty (30) calendar days prior to such Early Repurchase Date, but in no event later than ten (10) calendar days prior to such Early Repurchase Date;

ii.on such Early Repurchase Date, Seller pays to Buyer an amount equal to the sum of (x) the Repurchase Price for the Purchased Assets (or, in the case of a repurchase in part, the Purchase Price being paid in connection with such Early Repurchase Date), (y) the applicable Exit Fee and (z) any other amounts payable under this Agreement (including, without limitation, Article 3(j) of this Agreement) with respect to the Purchased Assets against transfer to Seller or its agent of the Purchased Assets and any related Hedging Transactions; and

iii.on such Early Repurchase Date, in addition to the amounts set forth in clause (ii) above, Seller pays to Buyer an amount sufficient to reduce the Purchase Price for all other Purchased Assets to an amount equal to Buyer’s Margin Amount for such Purchased Assets.

b.On the Repurchase Date for any Transaction, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Assets being repurchased and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer.

c.If prior to the first day of any Pricing Rate Period with respect to any Transaction,
(i)Buyer shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Rate Period, or (ii) LIBOR determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give written notice thereof to Seller as soon as practicable thereafter; provided that,
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Buyer shall make any determination pursuant to this Article 3(h) using substantially the same methodology that Buyer applies in making such determination in similar agreements with

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similarly situated counterparties; provided, further, that Buyer may elect to apply or not apply such rights and remedies to Buyer’s counterparties in Buyer’s sole discretion. If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the Federal Funds Rate plus the Applicable Spread (the “Alternative Rate”).

1.Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or Buyer Compliance Policy or in the interpretation of any such Requirement of Law or Buyer Compliance Policy, the application thereof or the compliance therewith, in each case whether by a Governmental Authority, by Buyer or by any corporation controlling Buyer, shall make it unlawful for Buyer to enter into or maintain Transactions or Future Funding Transactions as contemplated by the Transaction Documents, (a) the agreement of Buyer hereunder to consider entering into new Transactions or Future Funding Transactions and to continue Transactions as such shall forthwith be canceled, and (b) if such adoption or change makes it unlawful to maintain Transactions with a Pricing Rate based on LIBOR, the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law; provided that, Buyer shall make any determination pursuant to this Article 3(i) using substantially the same methodology that Buyer applies in making such determination in similar agreements with similarly situated counterparties; provided, further, that Buyer may elect to apply or not apply such rights and remedies to Buyer’s counterparties in Buyer’s sole discretion. If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Article 3(m) of this Agreement.

(j)Upon demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including, without limitation, attorneys’ fees and disbursements) that Buyer may sustain or incur as a consequence of (i) any payment of the Repurchase Price on any day other than a Remittance Date, including Breakage Costs, (ii) Buyer’s enforcement of the terms of any of the Transaction Documents, (iii) any actions taken to perfect or continue any lien created under any Transaction Documents, and/or (iv) Buyer entering into any of the Transaction Documents or owning any Purchased Item. A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be prima facie evidence of the information set forth therein.

(k)If the adoption of or any change in any Requirement of Law or Buyer Compliance Policy or in the interpretation of any such Requirement of Law or Buyer Compliance Policy, the application thereof or the compliance therewith, or the compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer, in each case whether by a Governmental Authority, by Buyer or by any corporation controlling Buyer:

(i)shall subject Buyer to any Taxes (other than (A) Indemnified Taxes,
(B)Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and
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(C)Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligation, or its deposits, reserves, other liabilities or capital attributable thereto;

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1.shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer that is not otherwise included in the determination of LIBOR hereunder; or

2.shall impose on Buyer any other condition (other than with respect to Taxes);

and the result of any of the foregoing is to increase the cost to Buyer, by an amount that Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or Future Funding Transactions or to reduce any amount receivable under the Transaction Documents in respect of any of the foregoing; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable; provided that, Buyer shall make any determination pursuant to this Article 3(k) using substantially the same methodology that Buyer applies in making such determination in similar agreements with similarly situated counterparties; provided, further, that Buyer may elect to apply or not apply such rights and remedies to Buyer’s counterparties in Buyer’s sole discretion. Such notification as to the calculation of any additional amounts payable pursuant to this Article 3(k) shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

a.If Buyer shall have determined that the adoption of or any change in any Requirement of Law or Buyer Compliance Policy made subsequent to the date hereof regarding capital adequacy or otherwise affecting the Buyer Funding Costs, or in the interpretation of any such Requirement of Law or Buyer Compliance Policy, the application thereof or the compliance therewith, in each case whether by a Governmental Authority, by Buyer or by any corporation controlling Buyer (including, without limitation, any request or directive regarding capital adequacy or otherwise affecting the Buyer Funding Costs (whether or not having the force of law) from any Governmental Authority or any Buyer Compliance Policy related to such request or directive), does or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of any one or more of the Transactions or Future Funding Transactions or otherwise as a consequence of its obligations under the Transaction Documents to a level below that which Buyer or such corporation could have achieved, but for such adoption, change, interpretation, application or compliance, by an amount that Buyer deems, in the exercise of its reasonable business judgment, to be material, then, from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will reimburse Buyer for the actual damages, losses, costs and expenses incurred by Buyer in connection with each such reduction; provided that, Buyer shall make any determination pursuant to this Article 3(l) using substantially the same methodology that Buyer applies in making such determination in similar agreements with similarly situated counterparties; provided, further, that Buyer may elect to apply or not apply such rights and remedies to Buyer’s counterparties in Buyer’s sole discretion. Such notification as to the
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calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant

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shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

a.If Seller repurchases Purchased Assets on a day other than the last day of a Pricing Rate Period, Seller shall indemnify Buyer and hold Buyer harmless from any actual losses, costs and/or expenses which Buyer sustains as a direct consequence thereof (“Breakage Costs”), in each case for the remainder of the applicable Pricing Rate Period. Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in reasonable detail, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon Seller absent manifest error. This Article 3(m) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

b.(i) Notwithstanding the definition of Maturity Date herein, upon written request of Seller prior to the then current Maturity Date, provided that Buyer has determined that all of the extension conditions listed in clause (ii) below (collectively, the “Maturity Date Extension Conditions”) shall have been satisfied, Buyer may, in its sole discretion, agree to extend the Maturity Date for a period of up to three hundred sixty-four (364) additional days (the “Extension Period”) by giving notice to Seller of such extension; provided, that any failure by Buyer to deliver such notice of extension to Seller within thirty (30)) days from the date first received by Buyer shall be deemed a denial of Seller’s request to extend such Maturity Date. Notwithstanding anything to the contrary in this Article 3(n)(i) hereof, in no event shall the Maturity Date be extended for more than two (2) Extension Periods and in no event shall the Final Maturity Date be after August 10, 2023.

1.For purposes of this Article 3(n), the Maturity Date Extension Conditions shall be deemed to have been satisfied if:

i.Buyer shall have received payment from Seller, of the Extension Fee as consideration for Buyer’s agreement to extend the then-current Maturity Date, such amount to be paid to Buyer in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim;

ii.Seller shall have given Buyer written notice, not less than forty- five (45) days prior, and no more than one hundred and eighty (180) days prior to the originally scheduled Maturity Date, of Seller’ desire to extend the Maturity Date;

iii.no Margin Deficit, Default or Event of Default under this Agreement shall have occurred and be continuing as of the date notice is given under subclause (B) above or as of the originally scheduled Maturity Date and no “Termination Event,” “Event of Default” or “Potential Event of Default” or any similar event by Seller, however denominated, shall have occurred and be continuing under any Hedging Transaction;

iv.all representations and warranties shall be true, correct, complete and accurate in all respects as of the existing Maturity Date; and
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i.on the originally scheduled Maturity Date, Seller pays to Buyer, on account of each Purchased Asset, an amount sufficient to reduce the Repurchase Price for each Purchased Asset to the Buyer’s Margin Amount.

j.[Reserved]

k.Any and all payments by or on account of any obligation of Seller under this Agreement or any other Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 3) the applicable Buyer or Transferee receives an amount equal to the sum it would have received had no such deduction or withholding been made.

l.Seller shall timely pay (i) any Other Taxes imposed on Seller to the relevant Governmental Authority in accordance with Requirements of Law, and (ii) any Other Taxes imposed on the Buyer or Transferee upon written notice from such Person setting forth in reasonable detail the calculation of such Other Taxes.

m.As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to Article 3(p), Article 3(q) or Article 3(s), Seller shall deliver to Buyer or Transferee, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer or Transferee, as applicable.

n.Seller shall indemnify Buyer and each Transferee, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Article 3(q) or this Article 3(s)) payable or paid by Buyer or such Transferee or required to be withheld or deducted from a payment to such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer or such Transferee shall be conclusive absent manifest error.

o.(i) Any Buyer or any Transferee that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer or Transferee, if reasonably requested by Seller, shall deliver such other documentation prescribed by
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applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer or Transferee is subject to backup withholding or information reporting requirements.

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Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Articles 3(t)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Buyer or Transferee’s reasonable judgment such completion, execution or submission would subject Buyer or such Transferee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer or such Transferee.

(ii)Without limiting the generality of the foregoing:

(1)Buyer or any Transferee that is a U.S. Person shall deliver to Seller on or prior to the date on which Buyer or such Transferee acquires an interest under any Transaction Document (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer and such Transferee is exempt from U.S. federal backup withholding tax;

(2)any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer acquires an interest under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(a)in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)executed copies of IRS Form W-8ECI;

(c)in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit XI-1 to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

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(d)to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax

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Compliance Certificate substantially in the form of Exhibit XI-2 or Exhibit XI-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit XI-4 on behalf of each such direct and indirect partner;

1.any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer acquires an interest under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

2.if a payment made to Buyer or Transferee under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer or Transferee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer or such Transferee shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer or Transferee has complied with Buyer or Transferee's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer and each Transferee agrees that if any form or certification described in items (A), (B), (C) or (D) above it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

j.If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 3 (including by the payment of additional amounts pursuant to this Article 3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article 3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such
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refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 3(u) (plus any penalties,

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interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 3(u), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Article 3(u) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

a.Each party’s obligations under this Article 3 shall survive any assignment of rights by, or the replacement of, Buyer or Assignee, the termination of the Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement.

b.If any Buyer or Assignee requests compensation under Article 3 or, if Seller is required to pay any Indemnified Taxes or additional amounts to any Buyer or any Assignee or any Governmental Authority for the account of any Buyer or Assignee pursuant to Article 3(k), or if any Buyer or Assignee defaults in its obligations under this Agreement, then Seller may, at its sole expense and effort, upon notice to such Buyer or Assignee, require such Buyer or Assignee to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article 17), all its interests, rights (other than its existing rights to payments pursuant to Articles 3(k) or (i)) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Buyer, if a Buyer accepts such assignment); provided that (i) such Buyer shall have received payment of an amount equal to the Repurchase Price for all Transactions, Price Differential accreted with respect thereto, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding Repurchase Price principal and accreted Price Differential and fees) or Seller (in the case of all other amounts), (ii) in the case of any such assignment resulting from a claim for compensation under Article 3(k) or payments required to be made pursuant to Article 3(p), such assignment will result in a reduction in such compensation or payments, and (iii) such assignment or delegation would not subject such Buyer or Assignee to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Buyer or Assignee. A Buyer or Assignee shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Buyer or Assignee or otherwise, the circumstances entitling Seller to require such assignment and delegation cease to apply.

c.If at any time prior to the Maturity Date, a non-use fee or other similar charge is assessed against Buyer internally against the related cost center of the Buyer in connection with any proposed Requirement of Law by any Governmental Authority or internal policy, Seller shall, monthly on demand from Buyer, reimburse Buyer for the exact amount of each such fee, as and when originally assessed, with each such assessment and payment to be in addition to the monthly Price Differential payments otherwise due in accordance with the applicable provisions of this Agreement; provided that Buyer shall make any such determination using the same methodology that Buyer applies in making such determination in similar agreements with all similarly situated counterparties. but Buyer may elect to apply or not apply such rights and remedies to Buyer’s counterparties in Buyer’s sole discretion.
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ARTICLE 4.
MARGIN MAINTENANCE

(a)If at any time on any date the Buyer’s Margin Amount for any Purchased Asset is less than the Repurchase Price for such Purchased Asset (a “Margin Deficit”), then Buyer may by notice to Seller in the form of Exhibit X (a “Margin Deficit Notice”) require Seller to, at Seller’s option, no later than two (2) Business Days following the receipt of a Margin Deficit Notice (the “Margin Deadline”) to the extent such Margin Deficit equals or exceeds the Minimum Transfer Amount, (i) repurchase such Purchased Asset at its respective Repurchase Price, (ii) make a payment in reduction of the Purchase Price of such Purchased Asset, or in lieu of a payment in reduction such Purchase Price, deliver Cash Equivalents, subject to Buyer’s reasonable satisfaction as additional posted collateral, (iii) apply available Margin Excess pursuant to Article 4(b) below, or (iv) choose any combination of the foregoing, such that, after giving effect to such transfers, repurchases and payments, Buyer’s Margin Amount for each Purchased Asset, considered individually, shall be equal to or greater than the related Repurchase Price for each such Purchased Asset; provided that, notwithstanding the Margin Deadline set forth above, if Seller does not have sufficient cash on hand to pay the full amount of the Margin Deficit set forth in any Margin Notice on the related Margin Deadline, and Seller shall have demonstrated to Buyer, to Buyer’s satisfaction in Buyer’s sole discretion, that Seller and Guarantor have, on a combined basis, immediately available and unencumbered cash and Cash Equivalents equal to at least 115% of the aggregate amount of any due and unpaid Margin Deficits, Seller may satisfy such Margin Deficits by (x) paying Buyer no later than the Margin Deadline the lesser of all cash and Cash Equivalents held by Seller as of the Margin Deadline and the full amount of all Margin Deficits for which Margin Deficit Notices have been delivered, and (y) paying to Buyer no later than five (5) Business Days following the receipt of the related Margin Deficit Notice, the outstanding balance of all Margin Deficits with respect to the related Margin Deficit Notice. In connection with the delivery of Cash Equivalents in accordance with clause (ii) above, Seller shall deliver to Buyer any additional documents (including, without limitation, to the extent not covered by any previously delivered legal opinions, one or more opinions of counsel reasonably satisfactory to Buyer) and take any actions reasonably necessary in Buyer’s discretion for Buyer to have a first priority, perfected security interest in such Cash Equivalents

(b)If Buyer issues a Margin Deficit Notice pursuant to Article 4(a) and if Margin Excess exists with respect to any other Purchased Asset as determined by Buyer in its sole and absolute discretion, then, provided that each of the Margin Excess Requirements have been met as determined by Buyer in its sole discretion, Buyer shall, in response to Seller’s written request following Buyer’s delivery of a Margin Deficit Notice to Seller, apply such Margin Excess to all or a portion of the related Margin Deficit, and, solely to the extent so applied, the amount of such Margin Deficit shall be reduced by the application of such Margin Excess; provided, that no request by Seller to apply Margin Excess to any Margin Deficit shall in any way relieve Seller of its obligations under this Agreement to cause such Margin Deficit to be cured within the time limits set forth in Article 4(a).

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(c)If (i) Buyer issues a Margin Deficit Notice pursuant to Article 4(a) with respect to any Purchased Asset, (ii) Seller cures the Margin Deficit related to such Purchased Asset in full by making a payment in cash to Buyer and (iii) subsequently, Seller believes that the Market

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Value of such Purchased Asset has increased since the date of such payment to cure such Margin Deficit and Seller requests that Buyer re-determine the Purchase Price of such Purchased Asset and Buyer determines, in its sole discretion exercised in good faith, that the Market Value of such Purchased Asset has increased such that Margin Excess in excess of the Minimum Transfer Amount exists with respect to such Purchased Asset, then Buyer may, in its sole discretion exercised in good faith, increase the Purchase Price of such Purchased Asset by transferring cash to Seller in an amount not to exceed the available Margin Excess with respect to such Purchased Asset as a result of Buyer’s redetermination of the Market Value thereof; provided that the following conditions are satisfied: (x) such transfer of Margin Excess shall not exceed the amount previously transferred by Seller to Buyer in satisfaction of the prior Margin Deficit in respect of such Purchased Asset; and (y) each of the Margin Excess Requirements have been satisfied as determined by Buyer in its sole discretion. Following any increase in Purchase Price pursuant to this Article 4(d), Buyer and Seller shall amend and restate the related Confirmation for such Purchased Asset to reflect the applicable increase in Purchase Price. In connection with Buyer’s determination of Market Value of a Purchased Asset in connection with a Margin Excess Notice, Buyer shall have the right to request such additional due diligence materials as it reasonably requires with respect to such Purchased Asset and the Underlying Mortgaged Property in connection therewith.

a.The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

ARTICLE 5.
INCOME PAYMENTS AND PRINCIPAL PROCEEDS

(a)The Depository Account shall be established at the Depository and shall be subject to the Depository Agreement concurrently with the execution and delivery of this Agreement by Seller and Buyer. Pursuant to the Depository Agreement, Buyer shall have sole dominion and control (including “control” within the meaning of the UCC (as defined in Article 6(c) below) over the Depository Account. The Depository Account shall, at all times, be subject to the Depository Agreement. Seller shall cause all Income or other amounts in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income or other amounts, to be deposited directly by the applicable Mortgagor into the Depository Account in accordance with the Re-direction Letter. Depository shall then apply such Income in accordance with the applicable provisions of Articles 5(c) through 5(e) of this Agreement.

(b)Contemporaneously with the sale to Buyer of any Purchased Asset, Seller shall deliver to each Mortgagor, issuer of a Participation Interest, servicer and/or paying agent and/or similar Person with respect to each Purchased Asset or borrower under a Purchased Asset an irrevocable direction letter in the form of Exhibit XVII (the “Re-direction Letter”), instructing, as applicable, such Mortgagor, issuer of a Participation Interest, servicer, paying agent or similar Person with respect to such Purchased Asset (as applicable) to pay all amounts payable under the related Purchased Asset into the Depository Account. If a Mortgagor, issuer of a Participation Interest, servicer or paying agent with respect to the Purchased Asset or borrower forwards any

Income or other amounts with respect to a Purchased Asset to Seller or any Affiliate of Seller rather than directly into the Depository Account, Seller shall, or shall cause such Affiliate to,
(i)deliver an additional Re-direction Letter to the applicable Mortgagor, issuer of a Participation Interest, servicer, paying agent or similar Person with respect to the Purchased Asset and make other best efforts to cause such Mortgagor, issuer of a Participation Interest, servicer, paying agent or similar Person with respect to the Purchased Asset or borrower to forward such amounts directly to the Depository Account and (ii) deposit in the Depository Account any such amounts within one (1) Business Day of Seller’s (or its Affiliate’s) receipt thereof.

a.So long as no Event of Default shall have occurred and be continuing, all Income or other amounts received by the Depository in respect of any Purchased Asset (other than Principal Proceeds) during each Collection Period shall be applied by the Depository on the related Remittance Date in the following order of priority:

(1)first, (i) to the Custodian for payment of the document custodian fees payable to Custodian pursuant to the Custodian Agreement, then (ii) to the Depository for payment of fees payable to the Depository in connection with the Depository Account and then (iii) to the Interim Servicer for payment of the loan servicing fees payable monthly to the Interim Servicer plus the reasonable out-of-pocket costs and expenses, in each case, as required under the Interim Servicing Agreement as in effect from time to time;

(2)second, pro rata, (A) to Buyer, an amount equal to the Price Differential that has accreted and is outstanding as of such Remittance Date and (B) to any Affiliated Hedge Counterparty, any amount then due and payable to an Affiliated Hedge Counterparty under any Hedging Transaction related to a Purchased Asset;

(3)third, to Buyer, an amount equal to any other amounts then due and payable to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits in excess of the Minimum Transfer Amount); and

(4)fourth, to Seller, the remainder, if any; provided that, if any Default has occurred and is continuing on such Remittance Date that has not become an Event of Default, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority fourth; and (y) the day that the related Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(e).

b.So long as no Event of Default shall have occurred and be continuing, any Principal Proceeds received by the Depository in respect of any Purchased Asset during each Collection Period (x) in respect of (A) any scheduled or unscheduled repayment or repurchase in full of a Purchased Asset or (B) any scheduled or unscheduled repayment in part of a Purchased

Asset in an amount equal to or greater than $1,000,000, shall, in each case, be remitted by the Depository on the next Business Day following receipt in the Depository Account of such

Principal Proceeds in accordance with the priorities set forth below and (y) in respect of any other Principal Proceeds not described in clause (x) of this Article 5(d), shall be remitted by the Depository on the related Remittance Date in accordance with the priorities set forth below:

1.first, pro rata, (A) to Buyer, an amount equal to (1) in the case of any repayment in part, but not in full, of a Purchased Asset that is not made in connection with any release of any of the Underlying Mortgaged Property or other collateral related to the related Purchased Asset, the product of (x) the amount of Principal Proceeds received with respect to such Purchased Asset and (y) the Advance Rate for such Purchased Asset and (2) in all other cases, unless otherwise expressly specified in the related Confirmation, 100% of such Principal Proceeds until the Repurchase Price of such Purchased Asset is reduced to zero, and (B) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty related to such Purchased Asset, to such Affiliated Hedge Counterparty an amount equal to any accrued and unpaid breakage costs or termination payments under such Hedging Transaction related to such Purchased Asset;

2.second, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits); and

3.third, to Seller, any remainder; provided that, if any Default has occurred and is continuing on such Remittance Date that has not become an Event of Default, all amounts otherwise payable to Seller hereunder shall be retained in the Depository Account until the earlier of (x) the day on which Buyer provides written notice to the Depository that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Depository shall apply all such amounts pursuant to this priority third; and (y) the day that the related Default becomes an Event of Default, at which time the Depository shall apply all such amounts pursuant to Article 5(e).

a.If an Event of Default shall have occurred and be continuing, all Income (including, without limitation, any Principal Proceeds or any other amounts received, without regard to their source) or any other amounts received by the Depository in respect of a Purchased Asset shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Depository Account in the following order of priority:

4.first, (i) to the Custodian for payment of the document custodian fees payable to Custodian pursuant to the Custodian Agreement, then (ii) to the Depository for payment of fees payable to the Depository in connection with the Depository Account and then (iii) to the Interim Servicer for payment of the loan servicing fees payable monthly to the Interim Servicer pursuant plus the reasonable out-of-pocket costs and expenses, in each case, as required under the Interim Servicing Agreement as in effect from time to time;

5.second, pro rata, (A) to Buyer, an amount equal to the Price Differential that has accreted and is outstanding in respect of all of the Purchased Assets as of such

Business Day and (B) to any Affiliated Hedge Counterparty, any amounts then due and payable to an Affiliated Hedge Counterparty under any Hedging Transaction related to such Purchased Asset;

1.third, to Buyer, on account of the Repurchase Price of such Purchased Asset until the Repurchase Price for such Purchased Asset has been reduced to zero;

2.fourth, to Buyer, on account of the Repurchase Price of all other Purchased Assets until the Repurchase Price for all such other Purchased Assets has been reduced to zero;

3.fifth, to Buyer, an amount equal to any other amounts due and owing to Buyer under any Transaction Document; and

4.sixth, to the Seller, any remainder.

ARTICLE 6.
SECURITY INTEREST

(a)Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items (as defined below) to Buyer to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by Seller or Seller’s Affiliates to Buyer and any of Buyer’s present or future Affiliates hereunder, including, without limitation, amounts owing pursuant to Article 25, and under the other Transaction Documents, including any obligations of Seller under any Hedging Transaction entered into with any Affiliated Hedge Counterparty (including, without limitation, all amounts anticipated to be paid to Buyer by an Affiliated Hedge Counterparty as provided for in the definition of Repurchase Price or otherwise) and to secure the obligation of Seller or its designee to service the Purchased Assets in conformity with Article 27 and any other obligation of Seller to Buyer (collectively, the “Repurchase Obligations”). Seller hereby acknowledges and agrees that each Purchased Asset and Hedging Transaction serves as collateral for the Buyer under this Agreement and that Buyer has the right to realize on any or all of the Purchased Assets in order to satisfy the Seller’s obligations hereunder. Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder. All of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Purchased Items”:

(i)the Purchased Assets and all “securities accounts” (as defined in Article 8-501(a) of the UCC) to which any or all of the Purchased Assets are credited;

i.any and all interests of Seller in, to and under the Depository Account and all monies from time to time on deposit in the Depository Account;

ii.any cash or Cash Equivalents delivered to Buyer in accordance with Article 4(a);

iii.the Purchased Asset Documents, Servicing Agreements, Servicing Records, Servicing Rights, all servicing fees relating to the Purchased Assets, insurance policies relating to the Purchased Assets, and collection and escrow accounts and letters of credit relating to the Purchased Assets;

iv.Seller’s rights under each Hedging Transaction, if any, relating to the Purchased Assets to secure the Repurchase Obligations;

v.all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing;

vi.any other items, amounts, rights or properties transferred or pledged by Seller to Buyer under any of the Transaction Documents; and

vii.all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

a.Buyer agrees to act as agent for and on behalf of the Affiliated Hedge Counterparties with respect to the security interest granted hereby to secure the obligations owing to the Affiliated Hedge Counterparties under any Hedging Transactions, including, without limitation, with respect to the Purchased Assets and the Purchased Asset Files held by the Custodian pursuant to the Custodial Agreement.

b.Buyer’s security interest in the Purchased Items shall terminate only upon and termination of Seller’s obligations under this Agreement and the other Transaction Documents, all Hedging Transactions and the documents delivered in connection herewith and therewith. Upon such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Purchased Items. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon the filing thereof, and (b) Seller shall from time to time take such further actions as may be requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder). For the avoidance of doubt, Buyer’s security interest in any particular Purchased Asset or Purchased Item shall not terminate until Seller has fully paid the related Repurchase Price. In connection with the security interests granted pursuant to this Agreement, Seller authorizes the filing of UCC financing statements describing the collateral as “all assets of Seller, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof” or other similar language to that effect. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation hereof or any other Transaction Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

a.Seller acknowledges that neither it nor Guarantor has any right to service the Purchased Assets but only has rights as a party to the Primary Servicing Agreement, the Interim Servicing Agreement or any other servicing agreement with respect to the Purchased Assets. Without limiting the generality of the foregoing and in the event that Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each of Seller and Guarantor grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

ARTICLE 7.
PAYMENT, TRANSFER AND CUSTODY

(a)On the Purchase Date for each Transaction, (i) ownership of and title to the Purchased Asset shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction, and (ii) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest in and to such Purchased Asset, together with all related Servicing Rights, subject to Seller’s repurchase right pursuant to this Agreement. Subject to this Agreement, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each servicer of the Purchased Assets; the Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement; and, such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Transaction Documents.

a.(i) With respect to each Transaction, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery Certificate in the form attached hereto as Exhibit IV, provided, that notwithstanding the foregoing, upon request of Seller, Buyer in its sole but good faith discretion may elect to permit Seller to make such delivery by not later than the third (3rd) Business Day after the related Purchase Date, so long as Seller causes an Acceptable Attorney, Title Company or other Person acceptable to Buyer to deliver to Buyer and the Custodian a Bailee Letter on or prior to such Purchase Date. Subject to Article 7(c), in connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to the Custodian a copy or original of each document as specified in the Purchased Asset File (as defined in the Custodial Agreement, and collectively, the “Purchased Asset File”), pertaining to each of the Purchased Assets identified in the Custodial Delivery Certificate delivered therewith, together with any other documentation in respect of such Purchased Asset requested by Buyer, in Buyer’s sole but good faith discretion; provided that, if the applicable Purchased Asset is an A-Note in a senior pari passu structure, or a Senior Pari Passu Participation Interest, Seller shall be required to deliver originals of the related note and any assignment thereof, along with originals of all other documents comprising part of the Purchased Asset File to the extent such documents are provided to Seller as originals, and Seller shall be permitted to deliver copies of all other documents in the Purchased Asset File with respect to which Seller is not entitled to possession of originals under the terms of the related Purchased Asset Documents.

(ii) With respect to each Future Funding Transaction, Seller shall deliver or cause to be delivered to Buyer or its designee an updated Custodial Delivery Certificate, if applicable, that includes any additional documents delivered and/or executed in connection with any such Future Funding Transaction, as applicable, provided, that notwithstanding the foregoing, upon request of Seller, Buyer in its sole but good faith discretion may elect to permit Seller to make such delivery by not later than the third (3rd) Business Day after the Future Funding Date, so long as Seller causes an Acceptable Attorney, Title Company or other Person acceptable to Buyer to deliver to Buyer and the Custodian a Bailee Letter on or prior to such date. Subject to Article 7(c), on or prior to that date of a Future Funding Transaction, as applicable, Seller shall deliver or cause to be delivered and released to the Custodian, if applicable, a copy or original of each additional document delivered and/or executed in connection with each such Future Funding Transaction, as specified in the Purchased Asset File (as defined in the Custodial Agreement), pertaining to each of the Purchased Assets identified in the Custodial Delivery Certificate delivered therewith, together with any other documentation in respect of such Purchased Asset requested by Buyer, in Buyer’s sole but good faith discretion; provided that, if the applicable Purchased Asset is an A-Note in a senior pari passu structure, or a Senior Pari Passu Participation Interest, Seller shall be required to deliver originals of any related additional note and any assignment thereof, along with originals of all other additional documents comprising part of the Purchased Asset File to the extent such documents are provided to Seller as originals, and Seller shall be permitted to deliver copies of all other additional documents in the Purchased Asset File with respect to which Seller is not entitled to possession of originals under the terms of the related Purchased Asset Documents.

a.From time to time, Seller shall forward to the Custodian additional original (or, with respect to documents for which delivery of copies are expressly permitted in the Custodial Agreement, if Seller only has copies in its possession, copies of) documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement (including without limitation in connection with a Future Funding Transaction), and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents that have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to the Custodian promptly when they are received. With respect to all of the Purchased Assets delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to, during the continuance of a Default or Event of Default, (i) complete the endorsements of the Purchased Assets, including without limitation the Mortgage Notes and Assignments of Mortgages, Participation Certificates and assignments of participation interests and any transfer documents related thereto, (ii) record the Assignments of Mortgages, (iii) prepare and file and record each assignment of mortgage, (iv) take any action (including exercising voting and/or consent rights) with respect to Participation Interests or intercreditor or participation agreements, (v) complete the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other UCC forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve Buyer’s security interest in the Purchased Assets, (vi) enforce Seller’s rights under the Purchased Assets purchased by Buyer pursuant to this Agreement, (vii) request and receive progress reports, revised, amended or supplemented construction budgets, construction manager reports and any material notices or other documents with respect to any Construction Loans, and (viii) to take such other steps as may be necessary or desirable to enforce Buyer’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records. Buyer shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Buyer or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee. The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets, is in connection with a repurchase of any Purchased Asset by Seller or as otherwise required by law.

a.Subject to clause (f) below, Buyer hereby grants to Seller a revocable option to direct Buyer with respect to the exercise of all voting and corporate rights with respect to the Purchased Assets and to vote, take corporate actions and exercise any rights in connection with the Purchased Assets, so long as no monetary Default, material non-monetary Default, or Event of Default has occurred and is continuing. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset. Upon (i) the occurrence and during the continuation of a Default or an Event of Default or (ii) the occurrence of any Material Modification (subject to clause (f) below and the proviso thereto) without the prior written consent of Buyer, the revocable option discussed above shall be deemed to automatically terminate and Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets without regard to Seller’s instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of any servicer, Buyer may transfer any or all of such servicing to an entity satisfactory to Buyer).

b.Notwithstanding the provisions of Article 7(b) above requiring the execution of the Custodial Delivery Certificate and corresponding delivery of the Purchased Asset File to the Custodian on or prior to the related Purchase Date, with respect to each Transaction involving a Purchased Asset that is identified in the related Confirmation as a “Table Funded” Transaction, Seller shall, in lieu of effectuating the delivery of all or a portion of the Purchased Asset File on or prior to the related Purchase Date, (i) deliver to the Custodian by facsimile or email on or before the related Purchase Date for the Transaction (A) the promissory note(s), original stock certificate or Participation Certificate in favor of Seller evidencing the making of the Purchased Asset, with Seller’s endorsement of such instrument to Buyer, (B) the mortgage, security agreement or similar item creating the security interest in the related collateral and the applicable assignment document evidencing the transfer to Buyer, (C) such other components of the Purchased Asset File as Buyer may require on a case by case basis with respect to the particular Transaction, and (D) evidence satisfactory to Buyer that all documents necessary to perfect Seller’s (and, by means of assignment to Buyer or in blank on the Purchase Date, Buyer’s or its designees) interest in the Purchased Items for the Purchased Asset, (ii) deliver to Buyer and Custodian a Bailee Letter from an Acceptable Attorney, Title Company or other Person acceptable to Buyer on or prior to such Purchase Date and (iii) not later than the third (3rd) Business Day following the Purchase Date, deliver to Buyer the Custodial Delivery Certificate and to the Custodian the entire Purchased Asset File.

c.Notwithstanding the rights granted to Seller pursuant to clause (d) above, Seller shall not, and shall not permit Interim Servicer, Primary Servicer or any other servicer of any Purchased Asset to extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset, Purchased Asset Document or Underlying Mortgage Loan, or consent to any amendments, modifications, waivers, releases, sales, transfers, dispositions or other resolutions relating to any Purchased Asset, Purchased Asset Document or Underlying Mortgage Loan including, without limitation, the following actions set forth in clauses (i) through (v) below (collectively, “Material Modifications”), without the prior written consent of Buyer:

i.any forbearance, extension or other loan modification with respect to any Purchased Asset (other than any such loan modification that is purely administrative or ministerial in nature and that will have no material adverse effect on the value of such Purchased Asset);

ii.the release, discharge or reduction of any: (A) lien on any Underlying Mortgaged Property or (B) lien or claim on any letters of credit and other non-cash collateral that is required to be maintained pursuant to the underlying Mortgage loan documents, if any;

iii.the extension of credit (including increasing the terms of any existing credit) to any Person with respect to any Purchased Asset;

iv.any sale or other disposition of any Purchased Asset, Underlying Mortgaged Property or any other material property or collateral related thereto; and

v.the incurrence of any lien or other encumbrance other than as expressly created hereunder or under any other Transaction Document;

provided that, in connection with any request for consent to a Material Modification in respect of any JPM Agented Purchased Asset where Buyer, in its capacity as administrative agent or lender under such JPM Agented Purchased Asset voted for, consented to, or directed any action with respect to such JPM Agented Loan (but not including any direction or other action taken by Buyer in its capacity as administrative agent to which Buyer did not consent to or vote in favor of in Buyer’s capacity as lender under such JPM Agented Purchased Asset), Buyer shall not take a different position with respect to such request for consent to such Material Modification than the position taken by Buyer as administrative agent or lender (other than any direction or other action taken by Buyer in its capacity as administrative agent to which Buyer did not consent to or vote in favor of in Buyer’s capacity as lender under such JPM Agented Purchased Asset); provided that nothing herein shall limit Buyer’s right to assess the Market Value of such JPM Agented Purchased Asset or deliver Margin Deficit Notices pursuant to Article 4 hereof, whether as a result of any Material Modification or otherwise.

ARTICLE 8.
SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a)Title to all Purchased Items shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Items, subject, however, to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Items or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Items on terms and conditions that shall be in Buyer’s discretion, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Assets to Seller pursuant to Article 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Article 5 hereof.

a.Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or an Affiliate of Seller.

ARTICLE 9.
REPRESENTATIONS AND WARRANTIES

(a)Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any Governmental Authority required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect, (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected and (vi) it has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer in the case of Seller) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents. On the Purchase Date for any Transaction for the purchase of any Purchased Assets by Buyer from Seller and any Transaction hereunder and at all times while this Agreement and any Transaction thereunder is in effect, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

(b)In addition to the representations and warranties in Article 9(a) above, Seller represents and warrants to Buyer as of the date of this Agreement and will be deemed to represent and warrant to Buyer as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, unless otherwise stated herein:

(i)Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of Seller’s incorporation or organization, as the case may be, and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business, except where failure to so qualify could not be reasonably likely to have a Material Adverse Effect. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)Due Execution; Enforceability. The Transaction Documents have been or will be duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

i.Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Transaction Documents applicable to it to which it is a party.

ii.Non-Contravention; No Consents. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will contravene, conflict with or result in (A) the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Seller pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which Seller may be bound, or to which Seller may be subject, other than liens created pursuant to the Transaction Documents or (B) a breach of any of the terms, conditions or provisions of (1) the organizational documents of Seller, (2) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (3) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, (4) any Purchased Asset Document, or (5) any applicable Requirement of Law, in the case of clauses (2) or (3) above, to the extent that such conflict or breach would have a Material Adverse Effect upon Seller’s ability to perform its obligations hereunder. No consent, approval, authorization, or order of any third party is required in connection with the execution and delivery by Seller of the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby which has not already been obtained (other than consents, approvals and filings that have been obtained or made, as applicable, or that, if not obtained or made, are not reasonably likely to have a Material Adverse Effect).

iii.Litigation; Requirements of Law. As of the date hereof and as of the Purchase Date for any Transaction hereunder, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller or any of its assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against Seller that may result in any Material Adverse Effect. Seller and Guarantor are each in compliance in all respects with all Requirements of Law, and no Purchased Asset contravenes any Requirements of Law. Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

iv.No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

i.Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Assets to Buyer and, upon transfer of such Purchased Assets to Buyer, Buyer shall be the owner of such Purchased Assets free of any adverse claim. In the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Assets and Buyer shall have a valid, perfected first priority security interest in the Purchased Assets (and without limitation on the foregoing, Buyer, as entitlement holder, shall have a “security entitlement” to the Purchased Assets).

ii.No Margin Deficit; No Defaults. As of the Purchase Date, Seller is not aware of any post-Transaction facts or circumstances that are reasonably likely to cause or have caused a material adverse effect on any Purchased Asset, any obligor thereon or on any Underlying Mortgaged Property. No Margin Deficit exists and no Default or Event of Default exists under or with respect to the Transaction Documents. Seller has delivered to Buyer copies of all credit facilities, repurchase facilities and substantially similar facilities of Seller that are presently in effect, and no default or event of default (however defined) on the part of Seller exists under any such agreement if the aggregate amount in respect of which such default or defaults shall have occurred is at least
$250,000. No default or event of default (however defined) on the part of Guarantor exists under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which Guarantor is a party if the aggregate amount in respect of which such default or defaults shall have occurred is at least $10,000,000.

iii.Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit II attached to this Agreement.

iv.Representations and Warranties Regarding Purchased Assets; Delivery of Purchased Asset File.

1.As of the date hereof, Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all liens, in each case except for (1) liens to be released simultaneously with the sale to Buyer hereunder and (2) liens granted by Seller in favor of the counterparty to any Hedging Transaction, solely to the extent such liens are expressly subordinate to the rights and interests of Buyer hereunder.

1.The provisions of this Agreement and the related Confirmation are effective to either constitute a sale of Purchased Items to Buyer or to create in favor of Buyer a legal, valid and enforceable security interest in all right, title and interest of Seller in, to and under the Purchased Items.

2.Upon receipt by the Custodian of each Mortgage Note or Participation Certificate, endorsed in blank by a duly authorized officer of Seller, either a purchase shall have been completed by Buyer of such Mortgage Note or Participation Certificate, as applicable, or Buyer shall have a valid and fully perfected first priority security interest in all right, title and interest of Seller in the Purchased Items described therein.

3.Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party”, Seller as “Debtor” and describing the Purchased Items, in the jurisdiction and recording office listed on Exhibit XII attached hereto, the security interests granted hereunder in that portion of the Purchased Items which can be perfected by filing under the UCC will constitute fully perfected security interests under the UCC in all right, title and interest of Seller in, to and under such Purchased Items.

4.Upon execution and delivery of the Depository Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the Depository Account and all amounts at any time on deposit therein.

5.Upon execution and delivery of the Depository Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the “investment property” and all “deposit accounts” (each as defined in the UCC) comprising Purchased Items or any after-acquired property related to such Purchased Items. Except to the extent specifically disclosed in writing in a Requested Exceptions Report approved by Buyer, Seller or its designee is in possession of a complete, true and accurate Purchased Asset File with respect to each Purchased Asset, except for such documents the originals of which have been delivered to the Custodian.

6.Each representation and warranty of Seller set forth in the Transaction Documents applicable to the Purchased Assets and the Purchased Asset Documents with respect to each Purchased Asset, including, without limitation, each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit VI, is true, complete and correct in all material respects, except to the extent disclosed in writing in a Requested Exceptions Report approved by Buyer. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the

Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents.

1.With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) if such Purchased Asset was acquired by Seller pursuant to a Purchase Agreement, such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement. Seller or such Affiliate of Seller has been granted a security interest in each such Purchased Asset, filed one or more UCC financing statements against the Transferor to perfect such security interest, and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.

2.The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

i.Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with,
(A) the execution, delivery and performance of any Transaction Document to which Seller is or will be a party, (B) the legality, validity, binding effect or enforceability of any such Transaction Document against Seller or (C) the consummation of the transactions contemplated by this Agreement (other than the filing of certain financing statements in respect of certain security interests).

ii.Organizational Documents. Seller has delivered to Buyer certified copies of its organization documents, together with all amendments thereto, if any.

iii.No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Assets, (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Assets, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, except as contemplated by the Transaction Documents.

iv.Federal Regulations. None of Seller, Pledgor, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller is required to register as an “investment company” under the Investment Company Act or is a company

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“controlled” by an “investment company” within the meaning of the Investment Company Act.

i.Taxes. Seller is a disregarded entity for U.S. federal income tax purposes. Each of Seller and Guarantor has timely filed or caused to be filed all required federal and other material tax returns and has paid all U.S. federal and other material Taxes imposed on it and any of its assets by any Governmental Authority except for any such Taxes as are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP. No Tax liens have been filed against any of Seller’s assets and no claims are being asserted in writing with respect to any such Taxes (except for liens and with respect to Taxes not yet due and payable or liens or claims with respect to Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).

ii.Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller. No petition in bankruptcy has been filed against Seller in the last ten (10) years, and Seller has not in the last ten (10) years made an assignment for the benefit of creditors or taken advantage of any debtors relief laws.

iii.Adequate Capitalization; No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is not presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor. The transfer of the Purchased Assets subject hereto and the obligation to repurchase such Purchased Assets is not undertaken with the intent to hinder, delay or defraud any creditor of Seller, Guarantor or an Affiliate of Seller or Guarantor.

iv.Solvency. Neither the Transaction Documents nor any Transaction or Future Funding Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor of Seller, Guarantor or an Affiliate of Seller or Guarantor. As of the Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Purchased Assets pursuant hereto and the obligation to repurchase such Purchased Asset (A) will not cause the liabilities of Seller to exceed the assets of Seller, (B) will not result in Seller having unreasonably small capital, and (C) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale to Seller of the Purchased Assets and the Purchased Items sold to Buyer hereunder. Seller has only entered into agreements on
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terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

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i.Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction shall be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

ii.Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Transaction Documents and the Transactions shall be true, correct and complete in all material respects, or in the case of projections shall be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

iii.Financial Information. All financial data concerning Seller and the Purchased Assets that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects. All financial data concerning Seller has been prepared fairly in accordance with GAAP. All financial data concerning the Purchased Assets has been prepared in accordance with standard industry practices. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller, or in the results of operations of Seller, which change is reasonably likely to have a Material Adverse Effect on Seller.

iv.Hedging Transactions. To the actual knowledge of Seller, as of the Purchase Date for any Purchased Asset that is subject to a Hedging Transaction, each such Hedging Transaction is in full force and effect in accordance with its terms, each counterparty thereto is an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty, and no “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event, however denominated, has occurred and is continuing with respect thereto.

(xxiii)	[Reserved]
(xxiv)	Servicing Agreements.	Seller has delivered to Buyer all Servicing
Agreements pertaining to the Purchased Assets and to the actual knowledge of Seller, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Assets subject to a Servicing Agreement, each such Servicing Agreement is in full force and effect in accordance with its terms and no default or event of default exists thereunder. Each Servicing Agreement related to any Purchased Asset, including without limitation, each Primary Servicing Agreement, may be terminated at will by Seller without payment of any penalty or fee, other than, with respect to any JPM Agented

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Purchased Asset, as noted and excepted in the Confirmation with respect to any such Purchased Asset.

(xxv)No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxvi)PATRIOT Act.

(1)Seller is in compliance, in all material respects, with the
(A)the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “PATRIOT Act”). No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

i.Seller agrees that, from time to time upon the prior written request of Buyer, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA Patriot Act of 2001 and to fully effectuate the purposes of this Agreement and (B) provide such opinions of counsel concerning matters relating to this Agreement as Buyer may reasonably request; provided, however, that nothing in this Article 9(b)(xxvi) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti- money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Seller makes the following representations and covenants to Buyer and its Affiliates that Seller is not a Prohibited Investor, and Seller is not acting on behalf of or for the benefit of any Prohibited Investor. Seller agrees to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

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i.Ownership of Property. Seller does not own, and has not ever owned, any assets other than (A) the Purchased Assets and (B) such incidental personal property related thereto.

ii.[Reserved]

iii.Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, Controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Buyer, of a bank holding company of which Buyer is a Subsidiary, or of any Subsidiary, of a bank holding company of which Buyer is a Subsidiary, of any bank at which Buyer maintains a correspondent account or of any lender which maintains a correspondent account with Buyer.

iv.Office of Foreign Assets Control. Seller warrants, represents and covenants that Seller shall maintain policies and procedures reasonably designed to ensure compliance by Seller, and all of Seller’s Affiliates with Sanctions Laws and Regulations. Seller further warrants, represents and covenants that neither Seller nor any of its Affiliates are or will be an entity or person that is the subject of any Sanctions Laws or Regulations, including but not limited to sanctions, prohibitions, restrictions and other limitations applicable to entities and persons (A) that are listed in the Annex to, or is otherwise subject to the provisions of EO13224; (B) whose names appear on OFAC’s most current list of “Specifically Designed National and Blocked Persons,” (C) who commit, threaten to commit or support “terrorism”, as that term is defined in EO 13224; or (D) who are otherwise affiliated with, or owned 50% or more in the aggregate by, any entity or person listed above (any and all parties or persons described in (A) through (D) above are herein referred to as a “Prohibited Person”). Seller covenants and agrees that none of Seller or any of its Affiliates will knowingly (1) conduct any business, nor engage in any transaction or dealing, directly or indirectly, with any Prohibited Person or
(2) engage in or conspire to engage in any transaction that evades or avoids or that has the purpose of evading or avoiding any of Sanctions Laws and Regulations, including but not limited to the prohibitions of EO 13224. Seller further covenants and agrees that (1) it shall not, directly or indirectly, use the proceeds of any transaction pursuant to the Transaction Documents, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity (x) to fund any activities or business of or with any Prohibited Person, or in any country or territory, that at the time of such funding is a Sanctioned Country, or (y) in any other manner that would result in a violation of any Sanction Laws and Regulations by any party to this Agreement and (2) none of the funds or the assets of Seller that are used to pay any amount due pursuant to this Agreement or any other Transaction Document shall constitute funds obtained from transactions with or relating to Prohibited Persons or any Sanctioned Country. Seller further covenants and agrees to deliver to Buyer any such certification or other evidence as may be requested by Buyer in its sole and absolute discretion, confirming that none of Seller or any of the its Affiliates is a Prohibited Person and none of Seller, or any of its Subsidiaries has engaged in any business transaction or dealings with a Prohibited
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Person, including, but not limited to, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.

i.Notice Address; Chief Executive Office; Jurisdiction of Organization. On the date of this Agreement, (a) Seller’s location (within the meaning of Article 9 of the UCC) and address for notices is as specified on Annex I, (b) Seller’s chief executive office is, and has been, located at 245 Park Avenue, New York, New York 10167, (c) Seller’s legal name is, and has at all times been, AG MIT CREL II, LLC, and (d) Seller’s sole jurisdiction of organization is, and at all times has been, Delaware. The location where Seller keeps its books and records (within the meaning of Article 9 of the UCC), including all computer tapes and records relating to the Purchased Items, is its notice address. Seller has not changed its name or location within the past twelve (12) months. Seller’s organizational identification number is 6972630 and its tax identification number is 27-5254382. The fiscal year of Seller is the calendar year.

ii.Anti-Money Laundering Laws. Seller either (1) is entirely exempt from or
(2) has otherwise fully complied with all applicable AML Laws, by (A) establishing an adequate anti-money laundering compliance program as required by the AML Laws,
A.conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the AML Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the AML Laws.

xxv.Ownership. Seller is and shall remain at all times a wholly owned direct or indirect Subsidiary of Guarantor.

xxvi.Compliance with ERISA. (a) Neither Seller nor Guarantor has any employees as of the date of this Agreement; (b) each of Seller and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA; and (c) assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Transaction Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

xxvii.Hedging Transactions. (a) Seller has entered into all Hedging Transactions required hereunder, (b) each related agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and
(d) Seller has effectively assigned to Buyer all Seller’s rights (but none of its obligations) under such agreements.

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ARTICLE 10.
NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

(a)take any action that would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Assets;

(b)transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of including, without limitation, any effective transfer or other disposition as a result of a division of Seller, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Items (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Items (or any of them) with any Person other than Buyer;

(c)amend, modify or waive in any material respect or terminate any provision of any Purchase Agreement or Servicing Agreement, without the consent of Buyer in its sole and absolute discretion; provided that, in connection with any request for consent to any amendment, modification, termination or waiver of a Servicing Agreement that is also the servicing agreement under any JPM Agented Purchased Asset where Buyer, in its capacity as administrative agent or lender under such JPM Agented Purchased Asset voted for, consented to, or directed any such amendment, modification, waiver or termination of such Servicing Agreement (but not including any such amendment, modification, waiver or termination directed by Buyer in its capacity as administrative agent to which Buyer did not consent to or vote in favor of in Buyer’s capacity as lender under such JPM Agented Purchased Asset), Buyer shall not take a different position with respect to such request for consent to such amendment, modification, waiver or termination in respect of such Servicing Agreement than the position taken by Buyer in its capacity as administrative agent or lender (other than any direction or other action taken by Buyer in its capacity as administrative agent to which Buyer did not consent to or vote in favor of in Buyer’s capacity as lender under such JPM Agented Purchased Asset); provided that nothing herein shall limit Buyer’s right to assess the Market Value of such JPM Agented Purchased Asset or deliver Margin Deficit Notices pursuant to Article 4 hereof, whether as a result of any such amendment, modification waiver or termination, or otherwise;

(d)create, incur or permit to exist any lien, encumbrance or security interest in or on any of its property, assets, revenue, the Purchased Assets, the other Purchased Items, whether now owned or hereafter acquired, other than the liens and security interest granted by Seller pursuant to Article 6 of this Agreement and the lien and security interest granted by Pledgor under the Pledge Agreement;

(e)enter into any transaction of merger or consolidation or amalgamation or division, or liquidate, wind up, divide or dissolve itself (or suffer any liquidation, winding up or dissolution), sell all or substantially all of its assets without the consent of Buyer in its sole and absolute discretion;
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a.consent or assent to any amendment or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to the Purchased Assets or other agreement or instrument relating to the Purchased Assets other than in accordance with Article 7(f) and Article 27;

b.permit the organizational documents or organizational structure of Seller to be amended in any material respect without the prior written consent of Buyer in its sole and absolute discretion; provided that no amendment to any special purpose entity provisions in the Seller’s organizational documents shall be permitted;

c.acquire or maintain any right or interest in any Purchased Asset or Underlying Mortgaged Property that is senior to or pari passu with the rights and interests of Buyer therein under this Agreement and the other Transaction Documents;

d.use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

e.enter into any Hedging Transaction with respect to any Purchased Asset with any entity that is not an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty;

f.take any action, cause, allow, or permit any of the Seller, Pledgor, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller to be required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act, or to violate any provisions of the Investment Company Act, including Section 18 thereof or any rules or regulations promulgated thereunder; or

g.permit the Maximum Concentration Ratio Requirement to be violated.

ARTICLE 11.
AFFIRMATIVE COVENANTS OF SELLER

The following covenants shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that such action or condition would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a breach of such covenant if such action is taken or condition exists). On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction:

(a)Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Article 11 shall relieve Seller of its obligations under this Agreement.

(b)Seller shall provide Buyer with copies of such documents as Buyer may request evidencing the truthfulness of the representations set forth in Article 9.
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a.Seller shall (1) defend the right, title and interest of Buyer in and to the Purchased Items against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer), (2) to the extent any additional limited liability company is formed by division of Seller (and without prejudice to Articles 10(b), (c), and (f)), Seller shall cause any such additional limited liability company to assign, pledge and grant to Buyer all of its assets, and shall cause any owner of such additional limited liability company to pledge all of the Capital Stock and any rights in connection therewith of such additional limited liability company, to Buyer in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Capital Stock of Seller and any rights in connection therewith, in each case pursuant to the applicable Pledge Agreement, and (3) at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

b.Seller shall cause the special servicer rating of the special servicer with respect to all mortgage loans underlying Purchased Assets to be no lower than “average” by S&P to the extent Seller controls or is entitled to control the selection of the special servicer. In the event the special servicer rating with respect to any Person acting as special servicer for any mortgage loans underlying Purchased Assets shall be below “average” by S&P, or if an Act of Insolvency occurs with respect to Seller or Guarantor, Buyer shall be entitled to transfer special servicing with respect to all Purchased Assets to an entity satisfactory to Buyer, to the extent Seller controls or is entitled to control the selection of the special servicer.

c.Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Buyer or its designated representative (i) any notice of the occurrence of an event of default under or report received by Seller pursuant to the Purchased Asset Documents; (ii) any notice of transfer of servicing under the Purchased Asset Documents and (iii) any other information with respect to the Purchased Assets, the Purchased Items and the conduct and operation of Seller’s business that may be requested by Buyer from time to time.

d.Seller shall provide Buyer and its Affiliates with any such additional reports as Buyer may request and shall permit Buyer, its Affiliates or its designated representative to inspect Seller’s records with respect to the Purchased Items and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency (unless a Default or an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller. In connection therewith, Seller shall allow Buyer to (i) review any operating statements, occupancy status and other property level information with respect to the underlying real estate directly or indirectly securing or supporting the Purchased Assets that either is in Seller’s possession or is available to Seller, (ii) examine, copy (at Buyer’s expense) and make extracts from its books and records, to inspect any of its properties, and (iii) discuss Seller’s business and affairs with its officers. Prior to the occurrence
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and continuance of a Default or an Event of Default, the foregoing reviews and examinations shall be at Buyer’s sole cost and expense and Buyer shall act in a commercially reasonable

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manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business. If a Default or Event of Default has occurred and is continuing, then Seller shall bear all costs and expenses of any such review or examination. In addition, Seller shall make a representative available to Buyer every month for attendance at a telephone conference, the date of which to be mutually agreed upon by Buyer and Seller, regarding the status of each Purchased Asset, Seller’s compliance with the requirements of Articles 11 and 12, and any other matters relating to the Transaction Documents or Transactions that Buyer wishes to discuss with Seller.

a.If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with all related necessary transfer documents, to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property are paid or distributed in respect of the Purchased Assets and received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

b.At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller shall (i) promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may request for the purposes of obtaining or preserving the full benefits of this Agreement including the perfected, first priority security interest required hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date, any Purchase Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request). If any amount payable under or in connection with any of the Purchased Items shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be itself held as a Purchased Item pursuant to this Agreement, and the documents delivered in connection herewith.

c.Seller shall provide, or to cause to be provided, to Buyer the following financial and reporting information:

i.Within fifteen (15) calendar days after each month-end, a monthly reporting package substantially in the form of Exhibit III-A attached hereto (the “Monthly Reporting Package”);

ii.Within forty-five (45) calendar days after the last day of each calendar quarter, a Quarterly reporting package substantially in the form of Exhibit III-B attached hereto (the “Quarterly Reporting Package”);

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i.Within ninety (90) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached hereto (the “Annual Reporting Package”); and

ii.Upon Buyer’s request:

1.a listing of any changes in Hedging Transactions with Qualified Hedge Counterparties, the names of the Qualified Hedge Counterparties and the material terms of such Hedging Transactions, delivered within ten (10) days after Buyer’s request;

2.copies of Seller’s and Guarantor’s Federal Income Tax returns, if any, delivered within thirty (30) days after the earlier of (A) filing or (B) the last filing extension period; and

3.such other information regarding the financial condition, operations or business of Seller, Guarantor or any Mortgagor in respect of a Purchased Asset as Buyer may reasonably request.

Notwithstanding anything to the contrary in Article 12, if Seller fails to deliver the complete Monthly Reporting Package described in clause (j)(i) above as a result of the failure of the related Mortgagor to deliver any information for the related time period as required by the relevant Purchased Asset Documents, then Buyer may draw any negative inferences it determines relevant as a result of such missing information for purposes of its determination of the Market Value of such Purchased Asset.

a.Seller shall at all times (i) continue to engage in business of the same general type as now conducted by it or otherwise as approved by Buyer prior to the date hereof, (ii) comply with all contractual obligations, (iii) comply in all respects with all Requirements of Law (including, without limitation, Environmental Laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and (iv) do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents that govern the Purchased Assets).

b.Seller shall to at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP. Seller will maintain records with respect to the Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Purchased Items were held by Seller for its own account.

c.Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs,
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fees and expenses required to be paid by it, under the Transaction Documents, including but not limited to the Structuring Fee, Exit Fees and Extension Fees. Seller will continue to be a

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disregarded entity for U.S. federal income tax purposes. Seller shall pay and discharge all Taxes on its assets and on the Purchased Items except for Taxes that are not yet due and payable, and any such Taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

a.Seller shall advise Buyer in writing of the opening of any new chief executive office, principal office or place of business or of the closing of any such office of Seller, Pledgor or Guarantor and of any change in Seller’s, Pledgor’s or Guarantor’s name or jurisdiction of organization not less than thirty (30) days prior to taking any such action. Seller shall not (A) change its organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from its location as of the Purchase Date or the places where the books and records pertaining to the Purchased Assets are held unless, in each case, Seller has given Buyer notice thereof not less than fifteen (15) Business Days prior to taking any such action, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty
(30) days’ prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets.

b.Seller shall enter into Hedging Transactions with respect to each of the Hedge- Required Assets to the extent necessary to hedge interest rate risk associated with the Purchase Price on such Hedge-Required Assets, in a manner reasonably acceptable to Buyer. Seller shall take such actions as Buyer deems necessary to perfect the security interest granted in each Hedging Transaction, and shall assign to Buyer, which assignment shall be consented to in writing by each Affiliated Hedge Counterparty or Qualified Hedge Counterparty, all of Seller’s rights (but none of the obligations) in, to and under each Hedging Transaction. The documents relating to each Hedging Transaction shall contain provisions acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Qualified Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Hedging Transactions with respect to the related Purchased Assets with a replacement Qualified Hedge Counterparty.

c.Seller shall take all such steps as Buyer deems necessary to perfect the security interest granted pursuant to Article 6 in the Hedging Transactions, shall take such action as shall be necessary or advisable to preserve and protect Seller’s interest under all such Hedging Transactions (including, without limitation, requiring the posting of any required additional collateral thereunder, and hereby authorizes Buyer to take any such action that Seller fails to take after demand therefor by Buyer. Seller shall provide the Custodian with copies of all documentation relating to Hedging Transactions with Qualified Hedge Counterparties promptly after entering into same. All Hedging Transactions, if any, entered into by Seller with Buyer or any of its Affiliates in respect of any Purchased Asset shall be terminated contemporaneously with the repurchase of such Purchased Asset on the Repurchase Date therefor.

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a.Seller shall not cause or permit any Change of Control without the prior written consent of Buyer in its sole and absolute discretion.

b.Seller shall cause each servicer of a Purchased Asset to provide to Buyer and to the Custodian via electronic transmission, promptly upon request by Buyer a Servicing Tape for the month (or any portion thereof) prior to the date of Buyer’s request; provided that, to the extent any servicer does not provide any such Servicing Tape, Seller shall prepare and provide to Buyer and the Custodian via electronic transmission a remittance report containing the servicing information that would otherwise be set forth in the Servicing Tape; provided, further, that regardless of whether Seller at any time delivers any such remittance report, Seller shall at all times use commercially reasonable efforts to cause each servicer to provide each Servicing Tape in accordance with this Article 11(q).

c.Seller’s organizational documents shall at all times include the following provisions: (a) at all times there shall be, and Seller shall cause there to be, at least one (1) Independent Director; (b) Seller shall not, without the unanimous written consent of its board of directors including the Independent Director, take any material action or any action that might cause such entity to become insolvent; (c) no Independent Director may be removed or replaced without Cause and unless Seller provides Buyer with not less than five (5) Business Days’ prior written notice of (i) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director; and provided further, that any removal or replacement shall not be effective until the replacement Independent Director has accepted his or her appointment; (d) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Delaware Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of Seller, including its creditors in acting or otherwise voting with respect to a material action; (e) except for duties to Seller as set forth in clause (d) above (including duties to its equity owners and its creditors solely to the extent of their respective economic interests in Seller but excluding (i) all other interests of the equity owners, (ii) the interests of other Affiliates of Seller, and (iii) the interests of any group of Affiliates of which Seller is a part), the Independent Director shall not have any fiduciary duties to any Person bound by its organizational documents; (f) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (g) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Delaware Act, an Independent Director shall not be liable to Seller or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. “Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties as set forth in Seller’s organizational documents,
i.that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

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d.Seller has not and will not:

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1.engage in any business or activity other than the entering into and performing its obligations under the Transaction Documents, and activities incidental thereto;

2.acquire or own any assets other than (A) the Purchased Assets, and
(B) such incidental personal property related thereto;

3.merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

4.(A) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable laws of the jurisdiction of its organization or formation, or
(B)amend, modify, terminate or fail to comply with the provisions of its organizational documents in any material respect (provided that no amendment to any special purpose entity provisions in the Seller’s organizational documents shall be permitted), in each case without the prior written consent of Buyer;

5.own any subsidiary, or make any investment in, any Person;

6.commingle its assets with the assets of any other Person, or permit any Affiliate or constituent party independent access to its bank accounts;

7.incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the debt incurred pursuant to this Agreement and the other Transaction Documents and unsecured trade debt in an unpaid amount less than
$250,000;

8.fail to maintain its records and books of account (in which complete entries will be made in accordance with GAAP consistently applied), bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Seller’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separate identity of Seller from such Affiliate and that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) Seller shall maintain a record of the book value of each Purchased Asset, along with any fair market value adjustments thereto;

9.except for capital contributions or capital distributions permitted under the terms and conditions of Seller’s organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Seller, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair,

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commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

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1.maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person and not maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;

2.assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person or enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction;

3.make any loans or advances to any Person, or own any stock or securities of, any Person;

4.fail to (A) file its own tax returns separate from those of any other Person, except to the extent Seller is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable Requirements of Law, and (B) pay any taxes required to be paid under applicable law; provided, however, that Seller shall not have any obligation to reimburse its equityholders or their Affiliates for any taxes that such equityholders or their Affiliates may incur as a result of any profits or losses of Seller;

5.fail to (A) hold itself out to the public as a legal entity separate and distinct from any other Person, (B) conduct its business solely in its own name or (C) correct any known misunderstanding regarding its separate identity;

6.fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;

7.if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of one hundred percent (100%) of all directors or managers of Seller, including, without limitation, the Independent Director, take any material action or any action that might cause such entity to become insolvent;

8.fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses;

9.fail to remain solvent or pay its own liabilities only from its own funds; provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;

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10.acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;

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1.have any employees;

2.fail to maintain and use separate stationery, invoices and checks bearing its own name;

3.have any of its obligations guaranteed by an Affiliate other than by Guarantor pursuant to the Guarantee Agreement;

4.identify itself as a department or division of any other Person;

5.acquire obligations or securities of its members or any Affiliates; or

6.buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

a.With respect to each Eligible Asset to be purchased hereunder, Seller shall notify Buyer in writing of the creation of any right or interest in such Eligible Asset or related Underlying Mortgaged Property that is senior to or pari passu with the rights and interests that are to be transferred to Buyer under this Agreement and the other Transaction Documents, and whether any such interest will be held or obtained by Seller or an Affiliate of Seller.

b.Seller shall obtain estoppels and agreements reasonably acceptable to Buyer for each Purchased Asset that is subject to a ground lease.

c.Seller shall be solely responsible for the fees and expenses of the Custodian, Depository and each servicer (including, without limitation, the Primary Servicer and the Interim Servicer) of any or all of the Purchased Assets.

d.Seller shall notify Buyer in writing of any event or occurrence that could be reasonably determined to cause Guarantor to breach any of the covenants contained in paragraph 9 of the Guarantee Agreement.

e.With respect to each Purchased Asset, Seller shall take all action necessary or required by the Transaction Documents, Purchased Asset Documents and each and every Requirement of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the related Purchase Agreement and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under the related Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any Purchased Asset to or in favor of any Person other than Buyer.

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a.Seller shall, and pursuant to Re-direction Letters shall cause the Mortgagors under the Purchased Assets and all other applicable Persons to, deposit all Income in respect of the Purchased Assets into the Depository Account on the day the related payments are due. Seller
(a)shall, and shall cause Primary Servicer and Interim Servicer to, comply with and enforce each Re-direction Letter, (b) shall not amend, modify, waive, terminate or revoke any Re-direction Letter without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Re- direction Letter. In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer sufficient detail to enable Buyer to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request.

(i)Seller shall promptly, but in any event within one (1) Business Day, notify Buyer of the occurrence of any of the following of which Seller, Guarantor or Manager has knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(1)a breach of any representation contained herein;

(2)any of the following: (A) with respect to any Purchased Asset or related Underlying Mortgaged Property, a material change in Market Value, material loss or damage, material licensing or permit issues, violation of any Requirement of Law, violation of any Environmental Law or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (B) with respect to Seller, a violation of any Requirement of Law or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(3)the existence of any Default or Event of Default under the Transaction Documents (with a copy of such notice to Buyer simultaneously delivered to Depository), or of any monetary default, material nonmonetary default or event of default under or related to any Purchased Asset;

(4)the resignation or termination of any servicer under any Servicing Agreement with respect to any Purchased Asset;

(5)the establishment of a rating by any Rating Agency applicable to Seller, Guarantor or any Affiliate of Seller or Guarantor and any downgrade in or withdrawal of such rating once established;

(6)the commencement of, settlement of, or material judgment in respect of, any litigation, action, suit, arbitration, investigation or other legal or arbitration

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proceedings before any Governmental Authority that (i) affects Seller, any Purchased Asset or Underlying Mortgaged Property in any manner, (ii) affects AG MIT, Guarantor,

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Pledgor, Manager or Angelo Gordon in a manner that, if adversely determined, could reasonably be expected to have a material adverse effect, (iv) questions or challenges the validity or enforceability of any Transaction, Purchased Asset or Purchased Asset Document, or (v) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect; and

1.any post-Transaction facts or circumstances that are reasonably likely to cause or have caused a material adverse effect on any Purchased Asset, Underlying Mortgaged Property or obligor under any Purchased Asset.

(aa) If the aggregate outstanding Purchase Price of all Purchased Assets as of any date of determination exceeds the Maximum Facility Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Facility Amount.

(bb) With respect to each Participation Interest for which the related Underlying Mortgage Loan is not primarily serviced by Interim Servicer or Primary Servicer pursuant to the Interim Servicing Agreement or a Primary Servicing Agreement that has been approved by Buyer: (a) the related Underlying Mortgage Loan shall at all times be serviced pursuant to a servicing agreement in form and substance acceptable to Buyer, and (b) the servicer thereunder shall have signed and delivered a Servicer Notice in form and substance acceptable to Buyer. If any such servicing agreement with respect to any Underlying Mortgage Loan is terminated, then Seller shall, prior to or simultaneously with such termination, cause a new servicer acceptable to Buyer in its sole discretion to be approved and a new servicing agreement to be entered into with respect to such Underlying Mortgage Loan in form and substance acceptable to Buyer in its sole discretion.

ARTICLE 12.
EVENTS OF DEFAULT; REMEDIES

(a)Each of the following events shall constitute an “Event of Default” under this Agreement:

(i)Seller shall fail to repurchase (A) Purchased Assets upon the applicable Repurchase Date or (B) a Purchased Asset that is no longer an Eligible Asset in accordance with Article 12(c);

(ii)Buyer shall fail to receive on any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and Seller does not make such payment or cause such payment to be made);

(iii)Seller or Guarantor shall fail to cure any Margin Deficit, to the extent such Margin Deficit equals or exceeds the Minimum Transfer Amount, in accordance with Article 4 of this Agreement;

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i.Seller or Guarantor shall fail to make any payment not otherwise addressed under this Article 12(a) owing to Buyer that has become due, whether by acceleration or otherwise under the terms of this Agreement or the terms of the Pledge Agreement, or the Guarantee Agreement or any other Transaction Document, which failure is not remedied within five (5) Business Days of notice thereof;

ii.Seller shall default in the observance or performance of its obligation in Article 7(e) hereof and, such default shall not be cured within the earlier of five (5) Business Days after (A) notice by Buyer to Seller thereof or (B) actual knowledge on the part of Seller of such breach or failure to perform;

iii.an Act of Insolvency occurs with respect to Seller or Guarantor, Pledgor, Manager or Angelo Gordon;

iv.a Change of Control occurs;

v.Seller, Pledgor or Guarantor shall admit in writing or announce in any public manner, including without limitation, on any earnings call, to any Person its inability to, or its intention not to, perform any of its obligations hereunder;

vi.the Custodial Agreement, the Depository Agreement, the Pledge Agreement, the Guarantee Agreement, the Fee Letter, any Re-direction Letter, any Servicer Notice or any other Transaction Document or a replacement therefor acceptable to Buyer shall for whatever reason be terminated (other than a termination by Buyer unrelated to an event of default thereunder or the termination of a Confirmation in connection with the repurchase in full of the related Purchased Asset) or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller, Pledgor or Guarantor;

vii.Seller, Pledgor or Guarantor shall be in default under (i) any Indebtedness (excluding any Indebtedness where neither Guarantor nor any of its Subsidiaries has any direct liability, whether or not such Indebtedness is included in the consolidated financial statements of Guarantor and its Subsidiaries (“Specified Non-Recourse Debt”)) of Seller, Pledgor or Guarantor, as applicable, which default (1) involves the failure to pay a matured obligation in excess of $250,000, with respect to Seller and Pledgor or
$10,000,000, with respect to Guarantor or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least $250,000, with respect to Seller or Pledgor or $10,000,000, with respect to Guarantor; or (ii) any other material contract to which Seller, Pledgor or Guarantor is a party (other than Specified Non-Recourse Debt) which default (1) involves the failure to pay a matured obligation or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract if the aggregate amount of such obligations is $250,000, with respect to Seller or Pledgor or $10,000,000, with respect to Guarantor;

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i.Seller, AG MIT, Guarantor, or Pledgor shall be in default under any Indebtedness of Seller, AG MIT, Guarantor, or Pledgor, as applicable, to Buyer or any of its present or future Affiliates, which default (A) involves the failure to pay a matured obligation, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness;

ii.(A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the Pension Benefit Guaranty Corporation or a Plan shall arise on the assets of Seller or any ERISA Affiliate,
B.a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event (as so defined) or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA,
(E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

1.either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets, and such condition is not cured by Seller within three (3) Business Days after notice thereof from Buyer to Seller, or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Buyer in any of the Purchased Assets;

2.an “Event of Default,” “Termination Event,” “Potential Event of Default” or other default or breach, however defined therein, occurs under any Hedging Transaction on the part of Seller, or the counterparty to Seller on any such Hedging Transaction with a Qualified Hedge Counterparty ceases to be a Qualified Hedge Counterparty, that is otherwise not cured within any applicable cure period thereunder or, if no cure period exists thereunder, which is not cured by Seller within three (3) Business Days after notice thereof from an Affiliated Hedge Counterparty or Qualified Hedge Counterparty to Seller;

3.any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, AG MIT, Pledgor or Guarantor, which suspension has a Material Adverse Effect in the determination of Buyer;
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1.[Reserved];

2.any representation (other than the representations and warranties of Seller set forth in Exhibit VI and Article 9(b)(x)(G)) made by Seller or Pledgor to Buyer shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated;

3.a final non-appealable judgment by any competent court in the United States of America for the payment of money (a) rendered against Seller or Pledgor in an amount greater than $250,000 or (b) rendered against Guarantor in an amount greater than $10,000,000, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Buyer;

4.if Seller shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement, other than as specifically otherwise referred to in this Article 12(a), and such breach or failure to perform is not remedied within the earlier of thirty (30) days after (A) delivery of notice thereof to Seller by Buyer, or
(B) actual knowledge on the part of Seller of such breach or failure to perform; provided that if such default is not susceptible of cure within such thirty (30)-day period but Seller is actively and diligently being cured during such whole cure period, Seller shall have such additional reasonable time to effectuate a cure, provided that such additional reasonable time shall not exceed an additional sixty (60) days;

5.the breach by Guarantor of any term or condition set forth in the Guarantee Agreement or of any representation, warranty, certification or covenant made or deemed made in the Guarantee Agreement by Guarantor or in any certificate furnished by Guarantor to Buyer pursuant to the provisions hereof or thereof;

6.the breach by Interim Servicer of any term or condition set forth in the Interim Servicing Agreement beyond any applicable grace and/or cure periods; provided that no Event of Default under this clause (xxi) shall occur if (a) in the case of a failure to deposit Income or any other amounts as required by the provisions of this Agreement, such failure is cured within two (2) Business Days of written notice to Seller, or (b) in the case of the breach by Interim Servicer of any non-monetary term or condition set forth in the Interim Servicing Agreement, and such breach is curable by Seller, Seller cures such breach within five (5) Business Days of written notice to Seller and, in respect of clauses
(a)and (b) above, the Interim Servicer is removed and replaced with a replacement Interim Servicer satisfactory to Buyer in its sole discretion within sixty (60) days of written notice to Seller

7.notwithstanding any other provision of this Article 12(a), if Seller engages in any conduct or action where Buyer’s prior consent is required by any Transaction Document and Seller fails to obtain such consent;

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8.Seller, Pledgor, AG MIT, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller is required to register as an “investment

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company” (as defined in the Investment Company Act) or the arrangements contemplated by the Transaction Documents shall require registration of Seller, Pledgor, Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of Seller as an “investment company”;

1.a breach by Seller of any covenant set forth in Article 10 of this Agreement;

2.Seller or any servicer fails to deposit all Income and other amounts as required by the provisions of this Agreement when due, or the occurrence of an event of default under any Servicing Agreement; provided that no Event of Default under this clause (xxv) shall occur if (a) in the case of a failure to deposit Income or any other amounts by any third-party servicer unaffiliated with Seller, such failure is cured within two (2) Business Days of written notice to Seller, or (b) in the case of the occurrence of a non-monetary event of default under any Servicing Agreement by any third party servicer unaffiliated with Seller, and such breach is curable by Seller, Seller cures such breach within five (5) Business Days of written notice to Seller and, in respect of clauses (a) and
a.above, the defaulting servicer is removed and replaced with a replacement servicer satisfactory to Buyer in its sole discretion within sixty (60) days of written notice to Seller; and

3.Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(b)After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing, Buyer may exercise any or all rights or remedies it may have under the Transaction Documents or that may otherwise be available under applicable law, including, without limitation of the foregoing, the following rights and remedies:

(i)At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller, Pledgor or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)If Buyer exercises or is deemed to have exercised the option referred to in Article 12(b)(i) of this Agreement:

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1.Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

2.to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Article 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 12(b)(iii) of this Agreement); and

3.the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets.

i.Buyer may (A) immediately sell on a servicing released basis, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets, and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 12(b)(iii) shall be applied, (v) first, to the costs and expenses incurred by Buyer in connection with Seller’s default; (w) second, to actual, out-of-pocket damages incurred by Buyer in connection with Seller’s default (including, but not limited to, costs of cover and/or Hedging Transactions, if any), (x) third, to the Repurchase Price; (y) fourth, to any Breakage Costs; and (z) fifth, to return any excess to Seller.

ii.The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.
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i.Seller shall be liable to Buyer and its Affiliates and shall indemnify Buyer and its Affiliates for (A) the amount (including in connection with the enforcement of this Agreement) of all losses, costs and expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default and (B) all costs incurred by Buyer in connection with Hedging Transactions in the event that Seller, from and after an Event of Default, takes any action to impede or otherwise affect Buyer’s remedies under this Agreement.

ii.Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, without prejudice to Buyer’s right to recover any deficiency.

iii.Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have.

iv.Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

a.If at any time Buyer determines that any Purchased Asset is not an Eligible Asset, the related Transaction shall terminate and Seller shall repurchase such Purchased Asset. No later than three (3) Business Days after receiving notice or Seller becoming otherwise aware that such Purchased Asset is not an Eligible Asset, Seller shall repurchase the affected Purchased Asset and Seller shall pay the applicable Repurchase Price for such Purchased Asset to Buyer by depositing such amount in immediately available funds at the direction of Buyer.

ARTICLE 13.
SINGLE AGREEMENT

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Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction (including any Future Funding Transaction) hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual

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relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

ARTICLE 14.
RECORDING OF COMMUNICATIONS

EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

ARTICLE 15.
NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth above, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 15. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 15. A party receiving a notice that does not comply with the technical requirements for notice under this Article 15 may elect to waive any deficiencies and treat the notice as having been properly given.

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ARTICLE 16.
ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 17.
NON-ASSIGNABILITY

(a)Seller may not assign any of its rights or obligations under this Agreement without the prior written consent of Buyer and any attempt by Seller to assign any of its rights or obligations under this Agreement without the prior written consent of Buyer shall be null and void. Buyer may, without consent of Seller, sell participating interests in any Transaction, its interest in the Purchased Assets, or any other interest of Buyer under this Agreement to one or more banks, financial institutions or other entities (“Participants”); provided that, unless a Default or Event of Default has occurred and is continuing, Buyer shall not sell participations to any Prohibited Transferee without the prior written consent of Seller; provided further that, if any Default or Event of Default has occurred and is continuing, no such consent shall be required and Buyer may sell participations to any Person without restriction, Buyer may, at any time and from time to time, assign to any Person (an “Assignee” and together with Participants, each a “Transferee” and collectively, the “Transferees”) all or any part of its rights its interest in the Purchased Assets, or any other interest of Buyer under this Agreement; provided that, unless a Default or Event of Default has occurred and is continuing, Buyer shall not sell or assign all or any portion of its rights to any Prohibited Transferee without the prior written consent of Seller; provided further that, if any Default or Event of Default has occurred and is continuing, no such consent shall be required and Buyer may sell or assign all or any portion of its rights to any Person without restriction. Seller agrees to, and to cause Guarantor to, cooperate with Buyer in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement in order to give effect to such assignment, transfer or sale. Seller agrees that each Participant shall be entitled to the benefits of Article 3(j), Article 3(k), and Articles 3(p) through (u) (subject to the requirements and limitations therein, including the requirements under Article 3(t) (it being understood that the documentation required under Article 3(t) shall be delivered to the participating Buyer)) to the same extent as if it were an Assignee and had acquired its interest by assignment pursuant to this Article 17(a); provided that such Participant (A) agrees to be subject to the provisions of Article 3(w) as if it were an Assignee under this Article 17(a), and (B) shall not be entitled to receive any greater payment under Article 3(k), Article 3(p), or Article 3(s), with respect to any participation, than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority, in any case which occurs after the Participant acquired the applicable participation. Each Buyer that sells a participation agrees, at Seller’s request and expense, to use

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reasonable efforts to cooperate with Seller to effectuate the provisions of Article 3(w) with respect to the applicable Participant.

a.Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise selling, pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion; provided, however, that Buyer shall transfer the Purchased Assets to Seller on the applicable Repurchase Date free and clear of any pledge, lien, security interest, encumbrance, charge or other adverse claim on any of the Purchased Assets. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets or Purchased Items transferred to Buyer by Seller.

b.Buyer, acting for this purpose as an agent of Seller, shall maintain at one of its offices a register for the recordation of the names and addresses of Buyer, and the percentage of the rights and obligations under this Agreement owing to, Buyer and each Transferee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller, Buyer, and each Transferee shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer or Transferee, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice; provided that Buyer shall have no obligation to disclose all or any portion of the Register regarding Participants (including the identity of any Participant or any information relating to a Participant's beneficial interest in this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such beneficial interest in this Agreement or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c). No sale, assignment, transfer or participation pursuant to this Article 17 shall be effective until reflected in the Register.

ARTICLE 18.
GOVERNING LAW

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

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ARTICLE 19.
NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation of any of the foregoing, the failure to give a notice pursuant to Articles 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

ARTICLE 20.
USE OF EMPLOYEE PLAN ASSETS

(a)If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)Subject to the last sentence of subparagraph (a) of this Article 20, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)By entering into a Transaction or a Future Funding Transaction pursuant to this Article 20, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition that Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is Seller in any outstanding Transaction involving a Plan Party.

ARTICLE 21.
INTENT

(a)The parties intend and recognize that each Transaction (including any Future Funding Transaction) is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction and/or Future Funding Transaction or the term of such Transaction and/or Future Funding Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction and/or Future Funding Transaction would render such definition inapplicable). The parties intend (a) for each Transaction (including any Future Funding Transaction) to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of
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the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a

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“securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 741 of the Bankruptcy Code, (b) for the grant of a security interest set forth in Article 6 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that each party (for so long as each is either a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 546, 555, 559, 561, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” and a “master netting agreement,” including
(x)the rights, set forth in Article 12 (with respect to Buyer) and Seller’s option to declare an early Repurchase Date upon the occurrence of an Act of Insolvency with respect to Buyer, and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 12 and in Sections 362(b)(6), 362 (b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

a.It is understood that (i) either party’s right to accelerate or terminate this Agreement or to liquidate Assets delivered to it in connection with the Transactions and/or Future Funding Transactions hereunder or to exercise any other remedies pursuant to Article 12 hereof and (ii) Seller’s option to declare an early Repurchase Date upon the occurrence of an Act of Insolvency with respect to Buyer is, in each case, a contractual right to accelerate, terminate or liquidate this Agreement or the Transactions (including any Future Funding Transactions) as described in Sections 555 and 559 of the Bankruptcy Code. It is further understood and agreed that either party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement or the Transactions and Future Funding Transactions hereunder is a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Section 561 of the Bankruptcy Code.

b.The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction and Future Funding Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

c.Each party hereto hereby further agrees that it shall not challenge the characterization of (i) this Agreement or any Transaction or Future Funding Transaction as a “repurchase agreement,” “securities contract” and/or “master netting agreement,” or (ii) each party as a “repo participant” within the meaning of the Bankruptcy Code except insofar as the type of Asset subject to the Transactions and/or Future Funding Transactions or, in the case of a “repurchase agreement,” the term of the Transactions and/or Future Funding Transactions, would render such definition inapplicable.

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d.It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991

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(“FDICIA”) and each payment entitlement and payment obligation under any Transaction and Future Funding Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

a.It is understood that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and as used in Section 561 of the Bankruptcy Code.

b.The parties intend that, for U.S. federal, state and local income and franchise tax purposes and for accounting purposes, each Transaction and Future Funding Transaction constitutes a financing, and that Seller be (except to the extent that Buyer shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless prohibited by applicable law, Seller and Buyer shall treat the Transactions and Future Funding Transactions as described in the preceding sentence (including on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment).

ARTICLE 22.
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder;

(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)in the case of Transactions in which one of the parties is an “insured depository institution”, as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

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ARTICLE 23.
CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a)Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article 23 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

(d)EACH OF BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

ARTICLE 24. NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

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a.It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

b.It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

c.It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; and

d.It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

ARTICLE 25. INDEMNITY

Seller hereby agrees to indemnify Buyer, each Assignee, Buyer’s designee, Buyer’s Affiliates, each Assignee’s Affiliates and each of Buyer’s, such Assignee’s and any such designee’s or Affiliate’s respective officers, directors, employees and agents (“Indemnified Parties”) from and against any and all actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Purchased Assets or Purchased Items or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income, withholding or other taxes imposed upon Buyer), fees, costs, expenses (including attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing, in each case other than for any matter caused by the fraud or gross negligence of such Indemnified Party as determined by a final, non- appealable judgment by a court of competent jurisdiction. Without limiting the generality of the foregoing, Seller agrees to hold each Indemnified Party harmless from and indemnify each Indemnified Party against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/

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or the Real Estate Settlement Procedures Act. In any suit, proceeding or action brought by any Indemnified Party in connection with any Purchased Asset for any sum owing thereunder, or

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to enforce any provisions of any Purchased Asset, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense (including attorneys’ fees), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s reasonable costs and out-of-pocket expenses incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Assets (including, without limitation, those incurred pursuant to Article 26 and Article 3 (including, without limitation, all Pre-Transaction Legal Expenses, even if the underlying prospective Transaction for which they were incurred does not take place for any reason) and the enforcement or the preservation of Buyer’s rights under this Agreement, any Transaction Documents or Transaction contemplated hereby, including without limitation the fees and disbursements of its counsel. Seller hereby acknowledges that the obligations of Seller hereunder are a recourse obligation of Seller. This Article 25 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Amounts arising from any non-Tax claim.

ARTICLE 26.
DUE DILIGENCE

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Primary Servicer, Interim Servicer, any other servicer or sub-servicer and/or the Custodian. Seller agrees to reimburse Buyer for any and all reasonable out-of-pocket costs and expenses incurred by Buyer with respect to continuing due diligence on the Purchased Assets during the term of this Agreement, which shall be paid by Seller to Buyer within five (5) days after receipt of an invoice therefor. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all attorneys’ fees, costs and expenses incurred by Buyer in connection with continuing due diligence on Eligible Assets and Purchased Assets.

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ARTICLE 27. SERVICING

(a)Each servicer of any Purchased Asset (including, without limitation, the Interim Servicer and the Primary Servicer) shall service the Purchased Assets for the benefit of Buyer and Buyer’s successors and assigns. Seller shall cause each such servicer (including, without limitation, the Interim Servicer and the Primary Servicer) to service the Purchased Assets at Seller’s sole cost and for the benefit of Buyer in accordance with Accepted Servicing Practices; provided that, without prior written consent of Buyer in its sole discretion as required by Article 7(d), no servicer (including, without limitation, the Interim Servicer and the Primary Servicer) of any of the Purchased Assets shall take any action with respect to any Purchased Asset described in Article 7(d).

(b)Except as otherwise specified in the Confirmation related to a JPM Agented Purchased Asset, Seller agrees that Buyer is the owner of all Servicing Rights, servicing records, including, but not limited to, any and all servicing agreements (including, without limitation, the Primary Servicing Agreement, the Interim Servicing Agreement or any other servicing and/or subservicing agreement relating to the servicing of any or all of the Purchased Assets) (collectively, the “Servicing Agreements”), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing and/or subservicing of Purchased Assets (the “Servicing Records”), so long as the Purchased Assets are subject to this Agreement. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

(c)Except as otherwise specified in the Confirmation related to a JPM Agented Purchased Asset, upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis and/or (ii) terminate Primary Servicer, Interim Servicer or any other servicer or sub-servicer of the Purchased Assets (including, without limitation, Seller, in its capacity as servicer of the Purchased Assets), with or without cause, in each case without payment of any termination fee.

(d)Except as otherwise specified in the Confirmation related to a JPM Agented Purchased Asset, Seller shall not employ sub-servicers or any other servicer other than Primary Servicer pursuant to the Primary Servicing Agreement or Interim Servicer pursuant to the Interim Servicing Agreement to service the Purchased Assets without the prior written approval of Buyer, in Buyer’s sole discretion. If the Purchased Assets are serviced by a sub-servicer or any other servicer, Seller shall, irrevocably assign all rights, title and interest (if any) in the servicing agreements in the Purchased Assets to Buyer. Seller shall cause all servicers other than the Interim Servicer (including, without limitation, the Primary Servicer) and sub-servicers engaged by Seller to execute the Servicer Notice with Buyer acknowledging Buyer’s ownership of the Purchased Assets and Servicing Rights and Buyer’s security interest and agreeing that each servicer and/or sub servicer shall immediately transfer all Income and other amounts with respect to the Purchased Assets to Buyer in accordance with the applicable Servicing Agreement
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and so long as any Purchased Asset is owned by Buyer hereunder, following notice from Buyer to Seller and each such servicer of an Event of Default under this Agreement, each such servicer

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(including the Interim Servicer and Primary Servicer) or sub-servicer shall take no action with regard to such Purchased Asset other than as specifically directed by Buyer. Seller shall cause each Servicing Agreement (including the Interim Servicing Agreement) to be consistent with the terms of this Agreement and each Servicer (including the Interim Servicer) to comply with such terms.

a.The payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

b.For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Assets. As such, Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis with such servicing retained by Buyer.

c.Contemporaneously with the execution of this Agreement on the Closing Date, Buyer, Seller and Interim Servicer shall enter into the Interim Servicing Agreement. The Interim Servicing Agreement shall automatically terminate on the (thirtieth) 30th day following its execution and at the end of each thirty (30) day period thereafter, unless, in each case, Buyer shall agree, by prior written notice to the Interim Servicer to be delivered on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date an additional thirty (30) days. Neither Seller nor Interim Servicer may assign its rights or obligations under the Interim Servicing Agreement without the prior written consent of Buyer.

ARTICLE 28.
MISCELLANEOUS

(a)Seller hereby acknowledges and agrees that Buyer may either securitize or participate, syndicate or otherwise sell interests in the Transactions, any Transaction and/or any portion thereof (any such transaction, a “Secondary Market Transaction”). To the extent Buyer desires to implement any Secondary Market Transaction, Seller agrees to reasonably cooperate with Buyer, at Buyer’s sole cost and expense (including, without limitation, Buyer’s attorneys’ fees and costs and Seller’s reasonable attorneys’ fees and costs), to plan, structure, negotiate, implement and execute such Secondary Market Transaction; provided that such Secondary Market Transaction has no material adverse tax consequence on Seller or its direct or indirect owners. Seller hereby further acknowledges and agrees that (i) Buyer reserves the right to convert any Transaction or Transactions (or any portion thereof) at any time (including in connection with a Secondary Market Transaction) to components, pari passu financing or subordinate financing, including one or more tranches of preferred equity, subordinate debt, multiple notes, or participation interests, each subordinate to such loan (“Subordinate Financing”, and the senior portion of any such Subordinate Financing, the “Senior Tranche”), and (ii) any such Subordinate Financing shall have individual coupon rates that, when blended with the Senior Tranche in the aggregate, shall equal at all times the Price Differential. Seller acknowledges and agrees that the terms of any such Subordinate Financing will provide that a default under the Senior Tranche shall be a default under the respective Subordinate Financing. Seller consents to disclosure by Buyer or any of its Affiliates of the Purchased Assets, collateral therefor and Seller’s and its Affiliates’ and/or principals’ operating and financial statements in connection with the servicing of any Purchased Assets and any Secondary Market Transaction.
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a.All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

b.The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

c.The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

d.Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder, whether or not such Transaction Document (or amendment thereto) or Transaction is ultimately consummated. Seller agrees to pay Buyer on demand all costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Purchased Items and for the custody, care or preservation of the Purchased Items (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Depository Account and registering the Purchased Items in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

e.In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of such rights, Seller hereby grants to Buyer and its Affiliates a right of offset, to secure repayment of all amounts owing to Buyer or its Affiliates by Seller under the Transaction Documents, upon any and all monies, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received by Buyer or its Affiliates or any entity under the Control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located), for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of Seller at any time existing. Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to offset, appropriate, apply and enforce such right of offset against any and all items hereinabove referred to against any amounts owing to Buyer or its Affiliates by Seller thereof

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under the Transaction Documents or any other agreement, irrespective of whether Buyer or its Affiliates shall have made any demand hereunder and although such amounts, or any of them,

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shall be contingent or unmatured and regardless of any other collateral securing such amounts. Seller shall be deemed directly indebted to Buyer and its Affiliates in the full amount of all amounts owing to Buyer and its Affiliates by Seller under the Transaction Documents or any other agreement, and Buyer and its Affiliates shall be entitled to exercise the rights of offset provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF OFFSET WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

a.All information regarding the terms set forth in any of the Transaction Documents or the Transactions shall be kept confidential and shall not be disclosed by either party hereto to any Person except (a) to the Affiliates of such party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Transaction Documents, Purchased Assets or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) in the event any party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction, (g) to the extent required to be included in the publically filed financial statements or other public filings of such party or an Affiliate thereof, and (h) to any actual or prospective Participant, Assignee or Qualified Hedge Counterparty that agrees to comply with this Article 28(g); provided, that, except with respect to the disclosures by Buyer under this Article 28(g), no such disclosure made with respect to any Transaction Document shall include a copy of such Transaction Document to the extent that a summary would suffice, but if it is necessary for a copy of any Transaction Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

b.Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

c.This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

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d.The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice

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from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

a.Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

b.The following rules set forth in this paragraph apply to this Agreement unless the context requires otherwise. Headings are for convenience only and do not affect interpretation. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns permitted by the Transaction Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Transaction Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”. The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts,

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and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as

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defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Transaction Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Transaction Documents are the result of negotiations between the parties hereto, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of the Transaction Documents or the Transaction Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Reference herein or in any other Transaction Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

a.Each Affiliated Hedge Counterparty is an intended third party beneficiary of this Agreement and the parties hereto agree that this Agreement shall not be amended or otherwise modified without the written consent of each Affiliated Hedge Counterparty, such consent not to be unreasonably withheld.

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WITNESS WHEREO: . the pa.t1:i s have ex cuted th:·s Agreement as of Ahe day first written 'lbove.

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION , a national ban1cir..s
association

               By: /s/ Jennifer Lewin
Name: Jennifer Lewin
Title: Vice President
JPM - AG - Mastar Repurchase Araement

SELLER:

AG MIT CREL II, LLC, a Delaware limited liability company

By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: Secretary

JPM - AG - Master Repurchase Agreement

XI-100